Exhibit 2.1 SHARE PURCHASE AGREEMENT by and among CANADIAN IMPERIAL BANK OF COMMERCE, CIBC INVESTMENTS (CAYMAN) LIMITED and THE BANK OF N.T. BUTTERFIELD & SON LIMITED _____________________ Dated as of May 27, 2026

-i- TABLE OF CONTENTS ARTICLE I THE SHARE PURCHASE ........................................................................................1 1.1. Share Purchase .................................................................................................................... 1 1.2. Time and Place of Closing .................................................................................................. 2 1.3. Seller Deliveries at Closing ................................................................................................ 2 1.4. Purchaser Deliveries at Closing .......................................................................................... 2 1.5. Treatment of Company Equity Awards .............................................................................. 3 . 3 1.6. Withholding. ....................................................................................................................... 4 ARTICLE II REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY..........................................................................................................................4 2.1. Corporate Organization ....................................................................................................... 4 2.2. Capitalization ...................................................................................................................... 5 2.3. Consents and Approvals ..................................................................................................... 7 2.4. Reports ................................................................................................................................ 7 2.5. Financial Statements ........................................................................................................... 8 2.6. Broker’s Fees ...................................................................................................................... 9 2.7. Absence of Certain Changes or Events ............................................................................... 9 2.8. Legal Proceedings ............................................................................................................. 10 2.9. Taxes and Tax Returns...................................................................................................... 11 2.10. Employees ......................................................................................................................... 13 2.11. Labor Matters .................................................................................................................... 14 2.12. Compliance with Applicable Law .................................................................................... 15 2.13. Certain Contracts .............................................................................................................. 17 2.14. Agreements with Governmental Authorities .................................................................... 19 2.15. Environmental Matters...................................................................................................... 19 2.16. Investment Securities and Commodities ........................................................................... 20 2.17. Real Property .................................................................................................................... 20 2.18. Intellectual Property .......................................................................................................... 20 2.19. IT; Data Privacy Matters ................................................................................................... 23 2.20. Intercompany Contracts .................................................................................................... 24 2.21. Loan Portfolio ................................................................................................................... 25 2.22. Insurance ........................................................................................................................... 26 2.23. Sufficiency of Assets ........................................................................................................ 27 2.24. No Other Representations or Warranties .......................................................................... 27 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CROWN PARTIES ...........................................................................................................................28 3.1. Organization; Good Standing ........................................................................................... 28 3.2. Authority; Enforceability; Non-Contravention. ................................................................ 28 3.3. Consents and Approvals ................................................................................................... 29 3.4. Ownership of Shares; No Other Assets and Liabilities .................................................... 29

-ii- 3.5. Brokers .............................................................................................................................. 30 3.6. Absence of Litigation ........................................................................................................ 30 3.7. No Registration; Knowledge and Experience ................................................................... 30 3.8. Reliance on Exemptions. .................................................................................................. 30 3.9. No Other Representations or Warranties .......................................................................... 31 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ......................31 4.1. Corporate Organization and Qualification ........................................................................ 32 4.2. Capitalization .................................................................................................................... 32 4.3. Authority; Enforceability; Non-Contravention ................................................................. 34 4.4. Consents and Approvals ................................................................................................... 35 4.5. Broker’s Fees .................................................................................................................... 35 4.6. Absence of Certain Changes or Events ............................................................................. 35 4.7. Legal Proceedings ............................................................................................................. 35 4.8. Reports .............................................................................................................................. 36 4.9. Financial Statements ......................................................................................................... 36 4.10. Taxes and Tax Returns...................................................................................................... 38 4.11. Employees ......................................................................................................................... 39 4.12. Labor Matters .................................................................................................................... 40 4.13. Compliance with Applicable Law .................................................................................... 41 4.14. Agreements with Governmental Authorities .................................................................... 42 4.15. Investment Securities and Commodities ........................................................................... 43 4.16. Loan Portfolio ................................................................................................................... 43 4.17. Certain Contracts .............................................................................................................. 44 4.18. Intellectual Property; Cybersecurity ................................................................................. 44 4.19. Sufficiency of Funds ......................................................................................................... 44 4.20. Insurance ........................................................................................................................... 45 4.21. No Other Representations or Warranties .......................................................................... 45 ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS ..............................46 5.1. Conduct of Businesses Prior to the Effective Time .......................................................... 46 5.2. Company Forbearances ..................................................................................................... 46 5.3. Purchaser Forbearances .................................................................................................... 50 ARTICLE VI ADDITIONAL AGREEMENTS ..........................................................................51 6.1. Regulatory Applications and Filings ................................................................................ 51 6.2. Access to Information; Confidentiality ............................................................................. 53 6.3. Purchaser Shareholder Approval ...................................................................................... 55 6.4. Legal Conditions to Transactions ..................................................................................... 57 6.5. Employee Matters ............................................................................................................. 57 6.6. Certain Tax Matters .......................................................................................................... 59 6.7. Seller Trademarks ............................................................................................................. 60 6.8. Financing Matters ............................................................................................................. 61 6.9. Indemnification; Directors’ and Officers’ Insurance ........................................................ 65

-iii- 6.10. Further Assurances............................................................................................................ 66 6.11. Advice of Changes ............................................................................................................ 66 6.12. Shareholder Litigation ...................................................................................................... 66 6.13. Acquisition Proposals ....................................................................................................... 67 6.14. Public Announcements ..................................................................................................... 69 6.15. Takeover Bid ..................................................................................................................... 69 6.16. Restructuring Efforts ......................................................................................................... 70 6.17. Stock Exchange Listings ................................................................................................... 70 6.18. Non-Competition and Non-Solicitation ............................................................................ 70 6.19. Transition Services Agreement; Transition Plan. ............................................................. 73 6.20. D&O Resignations ............................................................................................................ 74 6.21. Purchaser Board Appointment .......................................................................................... 74 6.22. Governance; Headquarters; Operations ............................................................................ 74 6.23. Covered Securities ............................................................................................................ 74 6.24. Seller Newco Transfer ...................................................................................................... 74 6.25. Purchaser Bidco ................................................................................................................ 75 6.26. Closing Payments Matters ................................................................................................ 75 ARTICLE VII CONDITIONS PRECEDENT .............................................................................76 7.1. Conditions to Each Party’s Obligation to Effect the Share Purchase ............................... 76 7.2. Conditions to Obligations of Purchaser ............................................................................ 76 7.3. Conditions to Obligations of the Crown Parties ............................................................... 77 ARTICLE VIII TERMINATION AND AMENDMENT ...........................................................78 8.1. Termination ....................................................................................................................... 78 8.2. Effect of Termination ........................................................................................................ 80 ARTICLE IX INDEMNIFICATION ...........................................................................................81 9.1. Survival of Representations, Warranties and Agreements ............................................... 81 9.2. Indemnification by Seller .................................................................................................. 82 9.3. Indemnification by Purchaser ........................................................................................... 82 9.4. Indemnification Procedures .............................................................................................. 82 9.5. Exclusive Remedy ............................................................................................................ 84 9.6. Insurance; Tax Benefits .................................................................................................... 85 9.7. Limitation of Liability....................................................................................................... 85 ARTICLE X GENERAL PROVISIONS .....................................................................................85 10.1. Amendment ....................................................................................................................... 85 10.2. Extension; Waiver ............................................................................................................. 85 10.3. Expenses ........................................................................................................................... 86 10.4. Notices .............................................................................................................................. 86 10.5. Interpretation ..................................................................................................................... 87 10.6. Counterparts ...................................................................................................................... 88 10.7. Entire Agreement .............................................................................................................. 88

-iv- 10.8. Governing Law; Jurisdiction............................................................................................. 88 10.9. Waiver of Jury Trial .......................................................................................................... 88 10.10. Assignment; Third-Party Beneficiaries............................................................................. 89 10.11. Specific Performance ........................................................................................................ 89 10.12. Severability ....................................................................................................................... 89 10.13. Confidential Supervisory Information .............................................................................. 90 10.14. Delivery by Facsimile or Electronic Transmission ........................................................... 90 ANNEX Annex A Regulatory Approvals EXHIBITS Exhibit A Form of Shareholder Agreement Exhibit B Form of TSA Term Sheet

-v- INDEX OF DEFINED TERMS Page Acquisition Target ........................................................................................................... 6.18(a)(iii) Affiliate ...................................................................................................................................... 10.5 Agreement .......................................................................................................................... Preamble AI Technology ........................................................................................................................ 2.18(j) Assumed LTIP Award ............................................................................................................. 1.5(a) At-Will Contract ...................................................................................................................... 5.2(f) Banking Laws ........................................................................................................................ 2.12(b) Base Consideration .................................................................................................................. 6.9(b) BSX ........................................................................................................................................ 6.17(a) Business Day .............................................................................................................................. 10.5 Cash Consideration .................................................................................................................. 1.1(b) Chosen Courts ........................................................................................................................ 10.8(b) Closing ......................................................................................................................................... 1.2 Closing Conditions Satisfaction Date .......................................................................................... 1.2 Closing Date................................................................................................................................. 1.2 Closing Payments Report ........................................................................................................... 6.26 Collective Bargaining Agreement.......................................................................................... 2.11(a) Company .............................................................................................................................. Recitals Company Benefit Plans.......................................................................................................... 2.10(a) Company Contract ................................................................................................................. 2.13(a) Company Equity Awards ......................................................................................................... 2.2(a) Company Historical Financial Statements ............................................................................... 2.5(a) Company Leased Property ......................................................................................................... 2.17 Company LTIP......................................................................................................................... 1.5(a) Company LTIP Award ............................................................................................................. 1.5(a) Company Owned Properties ...................................................................................................... 2.17 Company Personal Information .......................................................................................... 2.19(f)(i) Company Real Property ............................................................................................................. 2.17 Company Shares .................................................................................................................. Recitals Company-Owned IP............................................................................................................... 2.18(a) Company-Owned Registered IP ............................................................................................ 2.18(a) Competing Business......................................................................................................... 6.18(a)(iii) Compliant ............................................................................................................................. 6.8(d)(i) Confidentiality Agreement....................................................................................................... 6.2(e) Continuing Employees ............................................................................................................. 6.5(a) Contract .................................................................................................................................. 2.13(a) Covered Employee ................................................................................................................. 2.11(d) Covered Securities ................................................................................................................. 6.23(b) Covered Securities – Type A ................................................................................................. 6.23(a) Covered Securities – Type B ................................................................................................. 6.23(b) Covered Territory................................................................................................................... 6.18(a) Crown ................................................................................................................................. Preamble Crown Group ......................................................................................................................... 6.18(a)

-vi- Crown Parties ..................................................................................................................... Preamble Data Security Incident......................................................................................................... 2.19(f)(i) Data Security Requirements ............................................................................................... 2.19(f)(i) Definitive Documents ........................................................................................................ 6.8(a)(vi) Derivative Transactions ......................................................................................................... 2.21(g) Divestiture ROFO Notice ................................................................................................ 6.18(a)(iii) Divestiture ROFO Offer .................................................................................................. 6.18(a)(iii) Effective Time ............................................................................................................................. 1.2 Enforceability Exceptions ...................................................................................................... 2.20(a) Environmental Laws .................................................................................................................. 2.15 Exchange Act ........................................................................................................................... 4.8(a) GAAP ....................................................................................................................................... 2.7(a) Governmental Authority .......................................................................................................... 2.2(a) Higher Risk Loan ..................................................................................................................... 6.2(b) Holdco ................................................................................................................................ Preamble Holdco Company Shares...................................................................................................... Recitals Holdco Shares ...................................................................................................................... Recitals IFRS ......................................................................................................................................... 2.5(a) Indemnified Party..................................................................................................................... 6.9(a) Indemnifying Party .................................................................................................................. 9.4(a) Intellectual Property ........................................................................................................... 2.18(a)(i) Intercompany Contracts ............................................................................................................. 2.20 IT Assets ............................................................................................................................. 2.19(f)(i) knowledge .................................................................................................................................. 10.5 Law .......................................................................................................................................... 2.2(a) Liabilities ................................................................................................................................. 9.1(b) Liens ......................................................................................................................................... 2.2(d) Loans ...................................................................................................................................... 2.21(a) Losses ....................................................................................................................................... 9.1(b) LTIP Closing Amount................................................................................................................ 6.26 LTIP Performance Conditions ................................................................................................. 1.5(a) made available ........................................................................................................................... 10.5 Material Adverse Effect ........................................................................................................... 2.7(a) Materially Burdensome Regulatory Condition ........................................................................ 6.1(b) Non-Voting Class A Shares ..................................................................................................... 2.2(a) NYSE ..................................................................................................................................... 6.17(a) Offered Business .............................................................................................................. 6.18(a)(iii) Order ............................................................................................................................................ 2.8 Ordinary Course Commercial Agreements .............................................................................. 2.9(g) Organizational Documents....................................................................................................... 2.1(b) Outstanding Company Share ................................................................................................... 6.9(b) Overall Cap .............................................................................................................................. 9.1(b) parties ................................................................................................................................. Preamble party ................................................................................................................................... Preamble Permitted Liens .......................................................................................................................... 2.17 person ......................................................................................................................................... 10.5

-vii- Personal Information ........................................................................................................... 2.19(f)(i) Preference Shares ..................................................................................................................... 2.2(a) Premium Cap ........................................................................................................................... 6.9(b) Process ................................................................................................................................ 2.19(f)(i) Processing ........................................................................................................................... 2.19(f)(i) Purchase Price .............................................................................................................................. 1.1 Purchaser ............................................................................................................................ Preamble Purchaser Acquisition Proposal ................................................................................................... 6.3 Purchaser Amalco .................................................................................................................... 6.9(b) Purchaser Benefit Plans ......................................................................................................... 4.11(a) Purchaser Board Recommendation .............................................................................................. 6.3 Purchaser Contract ................................................................................................................. 4.17(a) Purchaser Disclosure Schedule ......................................................................................... Article IV Purchaser Equity Awards ......................................................................................................... 4.2(a) Purchaser Historical Financial Statements ............................................................................... 4.9(a) Purchaser Meeting ....................................................................................................................... 6.3 Purchaser Meeting Circular ..................................................................................................... 6.1(c) Purchaser Ordinary Shares ....................................................................................................... 1.1(a) Purchaser Organizational Documents ...................................................................................... 4.1(a) Purchaser Parties ...................................................................................................................... 9.1(b) Purchaser SEC Reports ............................................................................................................ 4.8(a) Purchaser Share Issuance ......................................................................................................... 4.3(a) Purchaser Share Plans .............................................................................................................. 4.2(a) Recommendation Change ............................................................................................................... 0 Regulatory Agency .................................................................................................................. 2.2(a) Representative ............................................................................................................................ 10.5 Required Information ............................................................................................................... 6.8(c) Requisite Purchaser Vote ......................................................................................................... 4.3(a) Restricted Period .................................................................................................................... 6.18(a) ROFO Negotiation Period................................................................................................ 6.18(a)(iii) Sanctioned Country ................................................................................................................ 2.12(c) Sanctioned Person .................................................................................................................. 2.12(c) Sarbanes-Oxley Act ................................................................................................................. 4.9(c) SEC ............................................................................................................................................ 10.5 Securities Act ............................................................................................................................... 3.7 Seller .................................................................................................................................. Preamble Seller Disclosure Schedule ................................................................................................. Article II Seller Newco .............................................................................................................................. 6.24 Seller Newco Transfer ............................................................................................................... 6.24 Seller Parties ............................................................................................................................ 9.1(b) Seller Trademarks .................................................................................................................... 6.7(b) Share Consideration ................................................................................................................. 1.1(a) Share Purchase ..................................................................................................................... Recitals Shareholder Agreement ........................................................................................................... 1.3(c) Software ............................................................................................................................. 2.18(a)(i) Specified Date .......................................................................................................................... 8.1(c)

-viii- Subordinated Debt Financing .................................................................................................. 6.8(b) Subordinated Debt Offering ..................................................................................................... 6.8(b) Subsidiary ................................................................................................................................ 2.1(a) Superior Proposal ......................................................................................................................... 6.3 Takeover Bid ............................................................................................................................ 6.9(b) Takeover Regulations .............................................................................................................. 6.9(b) Tax ............................................................................................................................................ 2.9(j) Tax Proceeding ......................................................................................................................... 2.9(j) Tax Return ................................................................................................................................ 2.9(j) Taxes ......................................................................................................................................... 2.9(j) Taxing Authority ....................................................................................................................... 2.9(j) Termination Date ..................................................................................................................... 8.1(c) Termination Fee ....................................................................................................................... 8.2(b) Third Party Claim .................................................................................................................... 9.4(a) Third Party Consents.................................................................................................................... 2.3 Trade Control Laws ............................................................................................................... 2.12(c) Trade Secrets ...................................................................................................................... 2.18(a)(i) Trademark Transition Period ................................................................................................... 6.7(b) Trademarks ........................................................................................................................ 2.18(a)(i) Transaction Documents ........................................................................................................... 3.2(a) Transaction Expense Cap ........................................................................................................... 6.26 Transaction Expenses................................................................................................................. 6.26 Transaction Information........................................................................................................... 6.1(c) Transfer Taxes ......................................................................................................................... 6.6(a) Transition Services Agreement .............................................................................................. 6.19(a) TSA Term Sheet .................................................................................................................... 6.19(a) Underwriting Commitment Letters ............................................................................................ 4.19 Union Continuing Employees .................................................................................................. 6.5(a) Unlawful Gains ...................................................................................................................... 2.12(d)

-1- SHARE PURCHASE AGREEMENT SHARE PURCHASE AGREEMENT, dated as of May 27, 2026 (this “Agreement”), by and among The Bank of N.T. Butterfield & Son Limited, a local company limited by shares incorporated under the laws of Bermuda (with registration number 2106) (“Purchaser”), Canadian Imperial Bank of Commerce, a bank organized under the laws of Canada (“Crown” or “Seller” ) and CIBC Investments (Cayman) Limited, a Cayman Islands exempted company and wholly owned subsidiary of Crown (“Holdco” and, together with Crown, the “Crown Parties”) (each of Purchaser, Seller and Holdco, a “party”, or collectively, the “parties”). RECITALS Seller holds 100% of the issued and outstanding ordinary shares (the “Holdco Shares”) of Holdco, and, as of the date hereof, Holdco is the record owner of 1,445,725,257 of the issued and outstanding common shares of CIBC Caribbean Bank Limited, a company incorporated and registered under the laws of Barbados (the “Company”) (the “Company Shares”), representing 91.67 % of the issued and outstanding Company Shares (the “Holdco Company Shares”); WHEREAS, the Board of Directors of Purchaser, on the terms and subject to the conditions set forth herein, unanimously has approved and declared advisable this Agreement and the transactions contemplated hereby; WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, all of the Holdco Shares, upon the terms and subject to the conditions set forth in this Agreement; and WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Share Purchase (as defined below) and to prescribe certain conditions to the transactions contemplated by this Agreement; NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows: ARTICLE I THE SHARE PURCHASE 1.1. Share Purchase. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations, warranties, covenants and agreements contained herein, at the Closing, Seller agrees to sell, assign, convey, transfer and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, the Holdco Shares, free and clear of any Liens, for the Purchase Price (as determined below) (the “Share Purchase”). The “Purchase Price” shall be comprised of two components: the Share Consideration and the Cash Consideration, each determined as follows: (a) The “Share Consideration” shall be 11,577,367 ordinary shares, par value BD$0.01 per share in the capital of Purchaser (“Purchaser Ordinary Shares”), representing an exchange ratio of 0.008008 of a Purchaser Ordinary Share for every Holdco Company Share (the

-2- “Per Company Share Stock Consideration”); provided that, if at any time during the period between the date hereof and the Closing, the number of outstanding Purchaser Ordinary Shares shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a subdivision, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, combination or other similar change in capitalization, the aggregate number of Purchaser Ordinary Shares that comprises the Share Consideration shall be equitably adjusted to provide Seller (or its applicable Affiliate) with the same economic effect as contemplated by this Agreement prior to such event; and (b) The “Cash Consideration” shall be an amount equal to (i)(x) the product of $0.6918 (the “Per Company Share Cash Consideration”) and (y) the number of Holdco Company Shares less (ii)(x) the LTIP Closing Amount and (y) the Transaction Expense Amount. 1.2. Time and Place of Closing. The closing of the Share Purchase (the “Closing”) shall take place by electronic exchange of documents and signatures on the earliest date following the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) (the date on which the last of the conditions set forth in Article VII hereof have been so satisfied or waived, the “Closing Conditions Satisfaction Date”) that is (a) (i) the first (1st) Business Day of a month or (ii) the fifteenth (15th) day of the month (or, if such fifteenth (15th) day is not a Business Day, then the immediately preceding Business Day to such date) but only if such fifteenth (15th) day of the month is not in the last month of Purchaser’s fiscal quarter (in which case only clause (a)(i) shall apply) and (b) at least three (3) Business Days following the Closing Conditions Satisfaction Date, unless another date, time or place is agreed to in writing by the parties. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. The Closing shall be deemed effective as of the “Effective Time”, which shall be 3:01 A.M. Eastern Time on the Closing Date. 1.3. Seller Deliveries at Closing. At the Closing: (a) Seller shall deliver to Purchaser (or its applicable Affiliate) the share certificates representing the Holdco Shares, together with share transfer instruments duly executed or endorsed as required by applicable Law to enable title in the shares to pass from Seller to Purchaser, free and clear of any Liens; (b) Seller shall deliver to Purchaser the certificates, dated as of the Closing Date, to be delivered pursuant to Section 7.2(a) and Section 7.2(b); (c) Seller (or its applicable Affiliate) shall deliver an executed counterpart to the Shareholder Agreement attached to this Agreement in the form of Exhibit A by and between Purchaser and Seller (or its applicable Affiliate) (the “Shareholder Agreement”) to become effective as of the Effective Time; and (d) Seller shall deliver an executed counterpart to the Transition Services Agreement (as defined herein). 1.4. Purchaser Deliveries at Closing. At the Closing:

-3- (a) Purchaser shall pay (or cause to be paid on behalf of Purchaser) to Seller (or an Affiliate of Seller designated in writing by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date) an amount equal to the Cash Consideration by wire transfer of immediately available funds to one or more accounts which shall be designated in writing by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date; (b) Purchaser shall direct the issuance of the Share Consideration credited as fully paid to Seller (or an Affiliate of Seller designated in writing by Seller to Purchaser no later than three (3) Business Days prior to the Closing Date) in the form of registered book-entry shares to be held on the books and records of Purchaser’s transfer agent and promptly following the Closing deliver evidence thereof to Seller; (c) Purchaser shall deliver to Seller the certificate, dated as of the Closing Date, to be delivered pursuant to Section 7.3(a); (d) Purchaser shall deliver an executed counterpart to the Shareholder Agreement; and (e) Purchaser shall deliver an executed counterpart to the Transition Services Agreement. 1.5. Treatment of Company Equity Awards. (a) At the Effective Time, each outstanding cash-settled award issued under the Company Long-Term Incentive Plan (the “Company LTIP” and each such award, a “Company LTIP Award”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a right to receive an amount in cash, without interest and less applicable Tax withholding, equal to the product of (i) the original number of PS Units underlying such Company LTIP Award plus any additional PS Units accumulated from dividend equivalents as of the Closing Date, with applicable performance determined based on (x) actual Business Performance Factor (as defined in the Company LTIP) determinations for annual performance periods that were completed prior to the Closing Date and (y) the greater of target or actual Business Performance Factor determinations for any performance periods that are open as of the Closing Date, and (ii) the average closing price per Share (as defined in the Company LTIP) for the ten (10) Trading Days (as defined in the Company LTIP) preceding and including the Closing Date (each such converted award, an “Assumed LTIP Award”). Each Assumed LTIP Award shall continue to vest, subject to substantially the same terms and conditions as applied to such Assumed LTIP Award immediately prior to the Effective Time, including service-based vesting conditions and treatment upon termination of employment or retirement; provided that (A) such Assumed LTIP Awards shall not be required to track the value of any equity securities of Seller, the Company or any of their Subsidiaries or any other entity, and (B) except as contemplated by the immediately following sentence, such Assumed LTIP Awards shall not be subject to any performance-based vesting conditions. Notwithstanding the foregoing, the Company and Purchaser may, following the date of this Agreement, elect to jointly to determine mutually agreeable performance-based vesting conditions that would apply to such Assumed LTIP Awards following the Effective Time (the “LTIP Performance Conditions”), with the intent that the LTIP Performance Conditions shall reflect changes

-4- resulting from the transactions contemplated by this Agreement or other relevant business considerations and that any such LTIP Performance Conditions shall not materially diminish the economic value or intended incentive effect of the Assumed LTIP Award. (b) At or prior to the Effective Time, the Company’s Board of Directors or the appropriate committee thereof shall adopt any resolutions that are necessary to effectuate the treatment of the Company LTIP Awards as contemplated by this Section 1.5. 1.6. Withholding. Notwithstanding any other provision of this Agreement, each party shall be entitled to deduct and withhold from any payments made pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of any such payment under any applicable Tax Law. To the extent that amounts are so deducted or withheld, and paid to the proper Governmental Authorities, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of which such deduction and withholding was made. The parties hereto shall reasonably cooperate to reduce or eliminate or minimize any potential deduction and withholding of Taxes in a manner consistent with applicable Tax Law. ARTICLE II REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY Except (a) as disclosed in the disclosure schedule delivered by Seller to Purchaser concurrently herewith (the “Seller Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Seller Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article II shall be deemed to qualify (1) any other section of this Article II specifically referenced or cross-referenced and (2) other sections of this Article II to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any annual report or quarterly financial statements of the Company made publicly available since October 31, 2024 and prior to the date hereof, Seller hereby represents and warrants to Purchaser as follows: 2.1. Corporate Organization. (a) The Company (i) is duly organized, validly existing and in good standing under the laws of Barbados, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except, in the case of the foregoing subclauses (ii) and (iii), where the failure to be so licensed or qualified or in good standing would not, either individually or in

-5- the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the Organizational Documents of the Company as in effect as of the date of this Agreement have previously been made available to Purchaser. (b) Each Subsidiary of the Company (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted, except, in the case of the foregoing subclauses (ii) and (iii), where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. There are no restrictions on the ability of the Company or any Subsidiary of the Company to pay dividends or distributions except, in the case of the Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposits of the Company and the Company’s Subsidiaries that are regulated depository institutions are insured up to the legal maximum amounts in each relevant jurisdiction to the extent deposit insurance is available in respect of the deposits of such regulated depository institution. True and complete copies of the articles of incorporation, certificate of incorporation, charter, bylaws, memorandum of association, articles of association or other similar governing instruments, in each case as amended (the “Organizational Documents”), of each Subsidiary of the Company as in effect as of the date of this Agreement have previously been made available to Purchaser. 2.2. Capitalization. (a) The authorized capital stock of the Company consists of (i) an unlimited number of Company Shares, (ii) an unlimited number of non-voting redeemable shares without nominal value of a class designated Non-Voting Class A Shares (the “Non-Voting Class A Shares”) and (iii) 180,000,000 non-cumulative redeemable preference shares without nominal value of a class designated Preference Shares (the “Preference Shares”). As of the date of this Agreement, there were (i) 1,577,094,570 Company Shares issued and outstanding, (ii) no Non- Voting Class A Shares issued and outstanding, and (iii) no Preference Shares issued and outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of the Company issued, reserved for issuance or outstanding. All the issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness that have the right to

-6- vote on any matters on which shareholders of the Company may vote. As used in this Agreement, “Company Equity Awards” means all options, restricted stock units, deferred share units, performance share units , phantom equity awards, cash-settled incentive awards and other equity- or cash-based awards relating to, or otherwise based in whole or in part on the value of, Company Shares, capital stock of Seller or any equity securities of Seller, the Company or any of their Subsidiaries, whether granted under any equity incentive plan of the Company or otherwise. Other than Company Equity Awards issued prior to the date of this Agreement as described in Section 2.2(b), as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, rights to subscribe to, preemptive rights, anti- dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in the Company, or contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in the Company, or that otherwise obligate the Company to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. Other than the Company Equity Awards, as of the date of this Agreement, no equity-based awards (including any cash awards payable by the Company or any of its Subsidiaries where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Seller or the Company or any of its Subsidiaries) are outstanding. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which the Company or any of its Subsidiaries is a party with respect to the voting or transfer of Company Shares, capital stock or other voting or equity securities or ownership interests of the Company. No Subsidiary of the Company owns any capital stock of the Company. As used in this Agreement, (i) “Law” means any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, (ii) “Governmental Authority” means any federal, state, local, municipal, foreign, international or multinational government, governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, body, court or other governmental entity, including any self-regulatory organization and (iii) “Regulatory Agency” means any Governmental Authority or self-regulatory body charged with the supervision or regulation of depository institutions, holding companies of depository institutions, insurance companies, securities exchanges or securities or commodities dealers, or the supervision or regulation of Seller and any of its Subsidiaries, the Company and any of its Subsidiaries or Purchaser and any of its Subsidiaries. (b) Section 2.2(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all outstanding Company Equity Awards as of the date hereof, including, as applicable, the type of award, the number and class of shares subject thereto, the value of such award, and the holder, grant date and vesting schedule applicable to each such Company Equity Award. (c) A true and complete list of each Subsidiary of the Company, together with the jurisdiction of incorporation and, as of the date hereof, the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the

-7- Company, is set forth in Section 2.2(c) of the Seller Disclosure Schedule. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are required to be consolidated in the financial statements of the Company other than the Subsidiaries of the Company set forth on Section 2.2(c) of the Seller Disclosure Schedule. (d) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company has good and marketable title to all of the issued and outstanding shares of capital stock or other equity ownership interests of all its Subsidiaries and owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, security interests and similar encumbrances (“Liens”, it being understood that “Liens” do not include licenses or other rights under, or covenants not to sue or immunities with respect to, Intellectual Property), and all such shares or other equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date hereof, there are no outstanding options, rights of first refusal, warrants, calls, subscriptions, securities, voting trusts, shareholder agreements, proxies, or other agreements in effect to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting, issuance or transfer of the shares of any Subsidiary or other equity interests of any of the Company’s Subsidiaries. 2.3. Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Annex A and set forth on Section 6.1 of the Seller Disclosure Schedule, as applicable to the Company and its Subsidiaries, and approval of or non-objection to such applications, filings and notices; (ii) the consents of third parties listed on Section 2.3 of the Seller Disclosure Schedule (the “Third Party Consents”); (iii) applications, filings or notices pursuant to applicable securities law, listing rules with respect to the Share Purchase; (iv) approvals, consents, registrations and permissions required under the Barbados Exchange Control Act, Cap. 71 and other applicable exchange controls and foreign currency Laws and regulations under the laws of Barbados to permit the payment and remittance to Purchaser and its non-resident Affiliates of dividends, distributions, repayments, sale proceeds and other funds from Barbados; and (v) such other consents, approvals, filings or registrations of Governmental Authorities or third parties the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair the Crown Parties from performing their obligations hereunder on a timely basis. 2.4. Reports. The Company and its Subsidiaries have timely filed (or furnished) all reports, forms, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since October 31, 2023, with any Governmental Authority, including any report, form, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where

-8- the failure to file (or furnish, as applicable) such report, form, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Seller, investigation into the business or operations of the Company or any of its Subsidiaries since October 31, 2023. Except for customary examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, there (i) is no unresolved violation by any Regulatory Agency with respect to any examinations or inspections of the Company or any of its Subsidiaries and (ii) has been no formal or, to the knowledge of Seller, informal inquiries by, or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries since October 31, 2023, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. 2.5. Financial Statements. (a) Each of the (i) audited financial statements of the Company and its Subsidiaries for the years ended October 31, 2024, and October 31, 2025 (including the related notes, where applicable) and (ii) unaudited consolidated balance sheet and statements of income of the Company and its Subsidiaries included for the three (3) months ended January 31, 2026 (including the related notes, where applicable) (subclauses (i) and (ii) together, the “Company Historical Financial Statements”) (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries in all material respects, (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (C) complied, as of their respective dates, in all material respects with applicable accounting requirements and (D) have been prepared in accordance with International Financial Reporting Standards (“IFRS”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with IFRS and any other applicable legal and regulatory accounting requirements. Since October 31, 2023, no independent public accounting firm of the Company has resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against in the Company Historical Financial Statements and for liabilities incurred in the ordinary course of business consistent with past practice since October 31, 2025 or in connection with this Agreement and the transactions contemplated hereby.

-9- (c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of Company financial statements in accordance with IFRS. The Company has disclosed, based on its most recent evaluation of the Company’s internal accounting controls to its outside auditors and the audit committee of the Company’s Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information for inclusion in the applicable Company financial statements and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. (d) Since October 31, 2023, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of Seller, any director, officer, auditor, accountant or Representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or the Board of Directors or similar governing body of any Subsidiary of the Company or any committee thereof, or to the knowledge of Seller, to any director or officer of Seller or any Subsidiary of Seller. 2.6. Broker’s Fees. Other than as set forth in Section 2.6 of the Seller Disclosure Schedule, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability or obligation for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated hereby. 2.7. Absence of Certain Changes or Events. (a) Since October 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

-10- The term “Material Adverse Effect” means, with respect to Purchaser, the Company or Holdco, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided, however, that Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”), IFRS or applicable regulatory accounting requirements, (B) changes, after the date hereof, in applicable Laws, rules or regulations or in the interpretations or enforcement thereof by courts or Governmental Authorities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war, armed hostilities or acts of terrorism or cyberterrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) any international tariffs, trade policies or similar “trade” actions, (E) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods, fires or other natural or manmade disasters or from any outbreak of any disease, pandemic or other public health event, (F) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other parties in contemplation of the transactions contemplated hereby (including any effect on a party’s relationship with its employees, clients, customers or its other business relationships), (G) a decline in the trading price of a party’s common stock or ordinary shares or a reduction in a party’s credit rating, in and of itself, or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in each case of this clause (G), including any underlying causes thereof, or (H) any shareholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the transactions contemplated hereby; except, with respect to subclause (A), (B), (C), (D) or (E), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other similarly situated companies in the industry in which such party and its Subsidiaries operate). (b) Since October 31, 2025 through the date hereof, the Company and its Subsidiaries (i) have carried on their respective businesses in all material respects in the ordinary course and (ii) have not taken any actions that would require Purchaser’s consent under Sections 5.2(a), 5.2(b)(ii), 5.2(e), 5.2(j), 5.2(o), 5.2(q), 5.2(r) or 5.2(s) (solely to the extent related to the foregoing sections) of this Agreement. 2.8. Legal Proceedings. Since October 31, 2023, except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries is or has been (a) a party to any, and there are and have been no pending or, to the knowledge of Seller, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers (in each of their capacities as such) or (b) any injunction, order, judgment, decree, ruling, regulatory restriction, or writ (“Order”) of any Governmental Authority imposed upon the Company, any of its Subsidiaries or any of their

-11- current or former directors or executive officers (in each of their capacities as such) or the assets of the Company or any of its Subsidiaries. 2.9. Taxes and Tax Returns. Except as would not reasonably be expected to have a Material Adverse Effect on the Company (in the case of representations relating to the Company and its Subsidiaries) or on Holdco (in the case of representations relating to Holdco): (a) Holdco, the Company and the Company’s Subsidiaries have filed with the appropriate Taxing Authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, complete, and correct in all respects. Holdco, the Company and the Company’s Subsidiaries have duly and timely paid all Taxes that are required to have been paid by them and are due and payable, whether or not shown on such Tax Returns, except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established on the financial statements in accordance with IFRS. None of Holdco, the Company or any of the Company’s Subsidiaries has requested an extension in respect of the filing of any Tax Returns (other than extensions of time to file Tax Returns obtained in the ordinary course of business). The Company and the Company’s Subsidiaries have made adequate provision for all Taxes in the Company Historical Financial Statements in accordance with IFRS. (b) None of Holdco, the Company or any of its Subsidiaries is treated for income Tax purposes as resident in a country other than the country of its organization. None of Holdco, the Company and the Company’s Subsidiaries has filed, nor to the knowledge of Seller are any of them required to file, any income Tax Return in any country other than the country of its organization. No jurisdiction in which Holdco, the Company or any of the Company’s Subsidiaries does not file a Tax Return of a particular type has asserted in writing a claim that such entity is required to file Tax Returns of such type or is subject to Taxes of such type in such jurisdiction, which claim has not yet been resolved. (c) No asset of Holdco, the Company or any of the Company’s Subsidiaries is subject to any Liens for Taxes other than Permitted Liens. (d) There are (i) no Tax Proceedings currently underway, pending, or threatened in writing against Holdco, the Company or any of the Company’s Subsidiaries, (ii) no deficiencies in respect of Taxes asserted or assessed in writing by any Taxing Authority against Holdco, the Company or any of the Company’s Subsidiaries that have not been fully paid or otherwise resolved, and (iii) no outstanding agreements, arrangements or waivers extending the statutory limitation period with respect to the assessment or collection of Taxes of Holdco, the Company or any of the Company’s Subsidiaries, other than any extensions obtained in the ordinary course of business. (e) Holdco, the Company and the Company’s Subsidiaries (i) have withheld and remitted to the relevant Taxing Authority all Taxes required by applicable Law to have been so withheld and remitted on account of withholding Tax in connection with amounts paid or owing to any employee, creditor, stockholder or independent contractor, and (ii) have complied with all information reporting and recordkeeping requirements under applicable Law relating thereto.

-12- (f) Holdco, the Company and the Company’s Subsidiaries (i) have collected and remitted to the relevant Taxing Authority all Taxes required by applicable Law to have been collected and paid upon the sale of goods or services in connection with amounts received or owing from any customer, (ii) have properly obtained any exemption certificates and input credit documents with respect to the sale of goods or services where required under applicable Law, and (iii) have complied with all information reporting and recordkeeping requirements under applicable Law relating thereto. (g) None of Holdco, the Company and the Company’s Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (x) any commercial Contracts not primarily related to Taxes (“Ordinary Course Commercial Agreements”) or (y) any such agreement or arrangement solely between or among Holdco, the Company and/or its Subsidiaries). (h) None of Holdco, the Company and the Company’s Subsidiaries (i) is or has ever been a member of any consolidated, combined, unitary or affiliated Tax group for which the statute of limitations is open (other than a group of which Holdco or the Company is or was the common parent), or (ii) is liable for the Taxes of any other person (other than Holdco, the Company and the Company’s Subsidiaries) as a transferee, successor or by Contract (other than Ordinary Course Commercial Agreements), with respect to Taxes pursuant to which it will have any obligation to make any payments for Taxes after the Closing. (i) None of Holdco, the Company and the Company’s Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any Tax ruling, closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), installment sale or open transaction received or entered into prior to the Closing, (ii) any accounting method change effected prior to the Closing, or (iii) any prepaid amount received prior to the Closing. (j) As used in this Agreement, the term “Tax” or “Taxes” means all income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, use, transfer, real estate transfer, tariff, stamp, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, goods and services, consumption, harmonized sales, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments of any kind in the nature of taxes imposed by any Governmental Authority whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions. “Taxing Authority” means any Governmental Authority exercising any authority to impose, regulate or administer the imposition of Taxes. “Tax Proceeding” means any audit, court or administrative proceeding, action, suit, investigation or other dispute or similar claim by a Taxing Authority with respect to any Tax matter.

-13- “Tax Return” means any return, election, estimate, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Taxing Authority. Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 2.9, and, to the extent specifically referring to Tax matters, Section 2.10 and Section 2.17, constitute the sole representations and warranties of the Crown Parties relating to Taxes and Tax matters and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto. 2.10. Employees. (a) Section 2.10(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of each material Company Benefit Plan and separately identifies each such Company Benefit Plan that is not maintained by the Company or any of its Subsidiaries. For purposes of this Agreement, the term “Company Benefit Plans” means all employee benefit plans and all equity, stock purchase, profit-sharing, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, disability, health, medical, vacation or other leave, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind, whether or not in writing and whether or not funded, with respect to which the Company is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Seller, the Company or any of their Subsidiaries, for the benefit of any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries, in each case, other than those required to be maintained or contributed to by applicable Law. (b) With respect to each material Company Benefit Plan, the Company has made available to Purchaser, to the extent applicable, true and complete copies of (i) the Company Benefit Plan document, including any amendments thereto, and all related trust documents or other funding vehicles, (ii) a written description of such material Company Benefit Plan if such plan is not set forth in a written document, (iii) all summary plan descriptions, amendments, modifications or material supplements, (iv) the most recently prepared actuarial report and (v) all material correspondence to or from any Governmental Authority in the last three years. (c) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in compliance with its terms and applicable Laws, including government taxation and funding requirements, in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries. (d) No Company Benefit Plan provides for any post-employment or post- retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as may be required by applicable Law.

-14- (e) All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, since October 31, 2023, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company to the extent required by GAAP, in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries. (f) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the Company’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries. (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries under any Company Benefit Plan or otherwise (excluding any of the foregoing arising under or by virtue of any benefit plan of Buyer or its Affiliate or any Company Benefit Plan directed to be implemented by Buyer), or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust on or after the Effective Time. (h) Neither the Company nor any Subsidiary has any obligation to provide, and no material Company Benefit Plan provides any individual with the right to a gross-up or reimbursement or other payment of Taxes, interest or penalties incurred under applicable Law. 2.11. Labor Matters. (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union or like organization (each, a “Collective Bargaining Agreement”), and, to the knowledge of Seller, as of the date of this Agreement, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of the Company or any of its Subsidiaries. (b) As of the date of this Agreement, there is no, and, since December 31, 2023, there has been no, strike, lockout, slowdown, work stoppage, or other labor dispute, arbitration or grievance pending or, to the knowledge of Seller, threatened against the Company or any of its Subsidiaries, in each case, except as would not, individually or in the aggregate,

-15- reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries. (c) The Company and its Subsidiaries are in compliance with, and since October 31, 2023, have complied with all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, paid sick leave, classification of employees and independent contractors, equitable pay practices, privacy rights, labor disputes, employment discrimination, sexual or racial harassment or discrimination, workers’ compensation or long-term disability policies, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements), in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries. (d) (i) No allegations of sexual harassment, sexual misconduct or discrimination have been made since October 31, 2023 against any officer or director of the Company or any employee of the Company at the level of FC9 or above (“Covered Employee”), (ii) since October 31, 2023, neither the Company nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct or discrimination by any Covered Employee, and (iii) there are no proceedings currently pending or, to the knowledge of Seller, threatened related to any allegations of sexual harassment, sexual misconduct or discrimination by any Covered Employee. 2.12. Compliance with Applicable Law. (a) The Company and each of its Subsidiaries hold, and have at all times since October 31, 2023 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of Seller, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. (b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, since October 31, 2023, the Company and each of its Subsidiaries have complied with and are not in default or violation under any Law relating to the Company or any of its Subsidiaries, including any Laws relating to banking, lending, deposit-taking, trust, fiduciary, usury, consumer protection, fair lending, anti- redlining, anti-money laundering, sanctions, or similar Laws applicable to the business of the Company or any of its Subsidiaries (“Banking Laws”). (c) Without limitation, since October 31, 2023, none of the Company or any of its Subsidiaries, or to the knowledge of Seller, any of its or their respective directors, officers or employees, or any of its or their agents or other persons acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly (i) used any funds of the Company or any of its

-16- Subsidiaries for unlawful contributions, unlawful gifts or unlawful entertainment, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (iii) violated the Foreign Corrupt Practices Act of 1977, as amended, or any similar anti-bribery, anti-corruption or anti-money laundering Laws in the applicable jurisdictions, (iv) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, (vii) been the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action relating to the foregoing, (viii) been subject to any sanctions or embargoes under any Laws relating to export controls, import controls, economic sanctions, embargoes, anti-boycott requirements or similar Laws administered or enforced by any Governmental Authority (“Trade Control Laws”), or (ix) is, or has been, involved in any dealings with any person that is the target of sanctions under any Trade Control Laws, including any person on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of the Treasury's Office of Foreign Assets Control or any equivalent list maintained by any other Governmental Authority (a “Sanctioned Person”) or in, or with, any country or territory that is, or whose government is, the subject or target of comprehensive territorial sanctions under any Trade Control Laws (a “Sanctioned Country”), in each case of clauses (i) through (ix), except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. (d) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries are, and since October 31, 2023 have been, conducting operations at all times in compliance with applicable financial recordkeeping and reporting requirements of applicable money laundering prevention laws in jurisdictions where the Company or its Subsidiaries conduct business. The Company and each of its Subsidiaries has not, nor to the knowledge of Seller, has any other person on behalf of the Company or any of its Subsidiaries that qualifies as a “financial institution” under applicable money laundering prevention laws, in each case since October 31, 2023, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in applicable money laundering prevention laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains. (e) The Company and each of its Subsidiaries have properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law; and none of the Company, any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers or employees, has committed any material breach of trust or fiduciary duty with respect to any such

-17- fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets of such fiduciary account in all material respects. (f) Since October 31, 2023, all of the deposits held by the Company and its Subsidiaries, as applicable (including the records and documentation pertaining to such deposits) have been established, and are held in compliance in all material respects with (i) any applicable policies, practices and procedures of the Company and its Subsidiaries, and (ii) any applicable Laws, including any Banking Laws, anti-money laundering Laws, anti-terrorism Laws and anti- corruption Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. 2.13. Certain Contracts. (a) Except as set forth in Section 2.13(a) of the Seller Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or agreement (“Contract”), but excluding any Company Benefit Plan and any Contract solely among the Company and any wholly owned Subsidiaries of the Company or solely among wholly owned Subsidiaries of the Company that is: (i) any employment contract with employees earning an annual salary in excess of $250,000 or change-of-control agreement with any present or former officer, employee or director under which material obligations of the Company or any of its Subsidiaries remain outstanding as of the date hereof; (ii) any exclusive dealing Contract or any Contract that restricts the Company’s or any of its Subsidiaries’ ability in any material respect to conduct any line of business or, upon consummation of the Share Purchase, will materially restrict the ability of the Company or any of its Subsidiaries to engage in any line of business or in any geographic region (including any material exclusivity provisions that would have such effect), other than any restrictions required by law or applicable Governmental Authorities; (iii) any Contract that is with or to a labor union or guild (including any Collective Bargaining Agreement); (iv) any Contract that provides for (A) the sale by the Company or any of its Subsidiaries of any goods or services, or providing for payments to the Company or any of its Subsidiaries, in each case in excess of $1,000,000 per annum (in each case, other than any Loans, provisions of credit services or other arrangements in the ordinary course of business) or (B) the purchase of materials, supplies, goods, services, equipment or other assets (other than those specified elsewhere in this Section 2.13(a)) that provides for annual payments by the Company and any of its Subsidiaries in excess of $1,000,000; (v) any Contract that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or its Subsidiaries; (vi) any Contract that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $3,000,000 per

-18- annum (other than any such Contracts which are terminable by the Company or any of its Subsidiaries on ninety (90) days or less notice without any required payment or other conditions, other than the condition of notice); (vii) any material joint venture, partnership, limited liability company or other similar agreement or arrangement (excluding introducing broker agreements or any other agreements entered into in the ordinary course of business) that is material to the Company and its Subsidiaries, taken as a whole; (viii) any Contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), entered into since October 31, 2022 (other than Contracts entered into in the ordinary course of business) which acquisition or disposition is not yet complete or where such Contract contains outstanding obligations (other than customary indemnity obligations) that are material to the Company and its Subsidiaries, taken as a whole; (ix) any Contract with any Governmental Authority that imposes any material obligation or restriction on the Company or its Subsidiaries, other than any settlement, consent or similar agreement (which is governed by clause (xi) below); (x) any Contract under which the Company or any of its Subsidiaries grants or receives a license or other right under, or covenant not to sue or immunity with respect to, any third party Intellectual Property, which license, right, covenant or immunity is material to the business of the Company or any of its Subsidiaries, taken as a whole excluding (A) any non- exclusive license granted to or received from vendors, service providers, contractors or customers in the ordinary course of business and (B) any non-exclusive licenses received for commercially available or open source Software; (xi) any Contract that is a settlement, consent or similar agreement entered into since October 31, 2023 and contains any material continuing obligations of the Company or its Subsidiaries; (xii) any Contract that is a real property lease pursuant to which the annualized base rent for the lease year that includes December 31, 2025, was in excess of $400,000; and (xiii) any Contract that (A) relates to the incurrence of indebtedness by the Company or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the central banks and securities sold under agreements to purchase, in each case, incurred in the ordinary course of business) or (B) provides for the guarantee, pledge, support, indemnification, assumption or endorsement by the Company or any of its Subsidiaries of, or any similar commitment by the Company or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of subclauses (A) and (B), in the principal amount of $5,000,000 or more. Each contract, arrangement, commitment or understanding of the type described in this Section 2.13, whether or not set forth in the Seller Disclosure Schedule, is referred to herein as a

-19- “Company Contract.” Seller has made available to Purchaser true, correct and complete copies of each Company Contract in effect as of the date hereof. (b) Except as would not be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of its Subsidiaries has complied with and performed all obligations required to be performed by it to date under each Company Contract; (iii) to the knowledge of Seller, each third-party counterparty to each Company Contract has complied with and performed all obligations required to be performed by it to date under such Company Contract; (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract; and (v) neither Seller nor any of its Subsidiaries has knowledge of, nor has received notice of, any violation of any Company Contract by any of the other parties thereto. 2.14. Agreements with Governmental Authorities. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or is subject to any capital directive by, or since October 31, 2023, has been a recipient of any supervisory letter from, or since October 31, 2023, has adopted any policies, procedures or board resolutions at the request of any Regulatory Agency that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit or risk management or compliance policies, its internal controls, its management or its business, or since October 31, 2023, has been advised in writing by any Regulatory Agency that such Regulatory Agency is considering issuing, initiating or ordering an action that would restrict the business of the Company or any of its Subsidiaries in any material respect. 2.15. Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, the Company and its Subsidiaries are in compliance, and have complied since October 31, 2023, with any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, or release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or to the knowledge of Seller, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened in writing against the Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

-20- 2.16. Investment Securities and Commodities. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien (other than Permitted Liens), except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. (b) The Company and its Subsidiaries employ investment, securities, commodities, risk management and other policies, practices and procedures that the Company believes are prudent and reasonable in the context of their respective businesses. Prior to the date of this Agreement, the Crown Parties have caused the Company to, and the Company has, made available to Purchaser such written policies, practices and procedures. 2.17. Real Property. The Company and each Subsidiary of the Company (a) has good and marketable title to all real property reflected in the latest audited balance sheet included in the Company Historical Financial Statements as being owned by the Company or a Subsidiary of the Company or acquired after the date thereof which are material to the Company and its Subsidiaries, taken as a whole (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens (other than (i) statutory Liens securing payments not yet due and payable, (ii) Liens for Taxes, assessments or other governmental charges or levies not yet due and payable or being contested in good faith by appropriate proceedings, (iii) mechanics', carriers', workmen's, repairmen's or other like common law or statutory Liens arising or incurred in the ordinary course of business, (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, in each case, in the ordinary course of business, (v) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property that do not materially adversely affect the value or use of the properties or assets subject thereto, (vi) Liens arising under applicable securities laws, and (vii) such other Liens or imperfections in title that do not, individually or in the aggregate, materially impair the value of, or the continued use and operation of the assets to which they relate in the conduct of business as currently conducted, collectively “Permitted Liens”), (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Company Historical Financial Statements or acquired after the date thereof which are material to the Company and its Subsidiaries, taken as a whole (except for leases that have expired by their terms since the date thereof) (“Company Leased Property”, and, together with the Company Owned Properties, “Company Real Property”), free and clear of all Liens, except for Permitted Liens, and (c) has not received written notice that it has breached or violated in any material respect, or defaulted under, any lease of Company Leased Property. There are no pending or, to the knowledge of Seller, threatened, condemnation proceedings against Company Real Property. 2.18. Intellectual Property. (a) Section 2.18(a) of the Seller Disclosure Schedule sets forth a complete and accurate list as of the date hereof of all Intellectual Property that is owned by the Company or

-21- any of its Subsidiaries (the “Company-Owned IP”) that are issued by, registered with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar (the “Company-Owned Registered IP”), indicating for each item, as applicable, (i) the record owner, (ii) the applicable jurisdiction, (iii) the issuance, registration, or application number, and (iv) the filing date and issuance, registration, or grant date. (i) For purposes of this Agreement, (i) “Intellectual Property” means any and all intellectual property and other proprietary rights anywhere in the world, including in or to any of the following: (A) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all common law rights and goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, “Trademarks”); (B) inventions and discoveries, whether patentable or not, and all patents, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part, extensions and reissues; (C) confidential proprietary information and trade secrets (including with respect to inventions, discoveries, ideas, improvements, information, know-how, data and databases, including processes, schematics, business methods, algorithms, formulae, drawings, specifications, prototypes, models, designs, customer lists and supplier lists) (collectively, “Trade Secrets”); (D) published and unpublished works of authorship (including with respect to Software, website and mobile content, application programming interfaces, architecture, data, databases, and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, and any common law rights and moral rights associated therewith; and (E) Internet domain names and URLs; and (ii) “Software” means all computer software of any type (in any form, including object code or source code format), and related documentation and materials, and all rights therein. (b) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) all Company- Owned Registered IP is subsisting, and the issued and granted items therein are not invalid or, to the knowledge of Seller, unenforceable, (ii) no Company-Owned Registered IP is subject to any outstanding Order adversely affecting the validity, scope or enforceability thereof, and no Company-Owned IP is subject to any outstanding order adversely affecting the Company’s or its Subsidiaries’ ownership or use of, or rights in or to, any such Company-Owned IP, and (iii) since October 31, 2023, neither the Company nor any of its Subsidiaries has received any written notice, and there is no proceeding pending or, to the knowledge of Seller, threatened, challenging the validity, scope, or enforceability, or the Company’s or its Subsidiaries’ rights to, any Company-Owned IP. (c) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries (i) own, free and clear of all Liens (other than Permitted Liens), all Company- Owned IP, (ii) have valid and sufficient rights to use and otherwise exploit all other Intellectual Property that is used in or necessary for the conduct of their respective businesses as currently conducted, and (iii) taking into account and giving effect to the other Transaction Documents (including the services to be provided to the Company and its Subsidiaries under the Transition Services Agreement), and assuming all approvals, consents and permits necessary in connection

-22- with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been obtained, will continue to have such rights or to services providing the benefit of such rights. (d) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (i) neither the Company nor any of its Subsidiaries, nor the conduct of their respective businesses by the Company and its Subsidiaries, infringes, misappropriates, dilutes or otherwise violates, nor has infringed, misappropriated, diluted or otherwise violated since October 31, 2023, any Intellectual Property of any person, and (ii) since October 31, 2023, neither the Company nor any of its Subsidiaries has received any written notice (including any cease and desist letters or invitations to take a license), and there is no Proceeding pending or, to the knowledge of Seller, threatened, regarding any of the foregoing. (e) To the knowledge of Seller, except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, no person has infringed, misappropriated or otherwise violated any Company-Owned IP. Neither the Company nor any of its Subsidiaries has, since October 31, 2023, asserted or threatened to assert any Proceeding against any person regarding any such infringement, misappropriation or other violation of Company-Owned IP that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. (f) The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality and value of all material Trade Secrets (including with respect to material source code) that are included in the Company-Owned IP or that they otherwise have a duty to keep confidential. Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, no such Trade Secrets have been made available to, or to the knowledge of Seller, discovered by, any person except subject to valid confidentiality and non- disclosure obligations requiring any such person to maintain the confidentiality thereof, and, to the knowledge of Seller, such obligations have not been breached in any material respect. (g) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, each person who created or developed, or contributed to the creation or development of, any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries has executed and delivered to the Company or any of its Subsidiaries, as applicable, a valid written Contract containing an irrevocable present assignment to the Company or any of its Subsidiaries, as applicable, of all of such person’s right, title and interest in any such Intellectual Property, or such Intellectual Property is otherwise owned by the Company or its Subsidiaries as a matter of applicable Law. (h) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has distributed or made available (including for remote interaction) any Software that is subject to any open source license, in each case, in a manner

-23- that has required the Company or any of its Subsidiaries to (i) disclose, distribute or make available any source code of its proprietary Software, (ii) refrain from charging fees or other consideration, or limit the fees or consideration that it may charge, in connection with such proprietary Software, (iii) grant any license or other right to decompile or reverse-engineer such proprietary Software or (iv) permit any person to make derivative works of such proprietary Software. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have complied with their respective obligations under their applicable Contracts relating to such open source licenses. (i) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have complied with applicable Laws and Contracts to which it is a party or is otherwise bound relating to the development, implementation, deployment, training, improvement, testing or other use of AI Technology. (j) For purposes of this Agreement, “AI Technology” means any and all machine learning, deep learning, and other artificial intelligence technologies, including statistical learning algorithms, large language models and neural networks, and all Software implementations of any of the foregoing. 2.19. IT; Data Privacy Matters. (a) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, (i) there have not been any failures, breakdowns, or continued substandard performance affecting the IT Assets owned or held by the Company or any of its Subsidiaries that have caused any disruption or interruption in any such IT Assets and that have not been remedied, and (ii) such IT Assets (A) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company or any of its Subsidiaries, as applicable, in connection with its business as currently conducted, and (B) to the knowledge of Seller, are free from bugs, defects, “back doors,” “drop dead devices,” “time bombs,” “Trojan horses,” “viruses,” “worms,” “spyware” (in each case, as such terms are commonly understood in the software industry), or any other malicious code intended to disable or facilitate access to IT Assets without proper authorization. (b) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, the Company and its Subsidiaries have complied with its and their respective Data Security Requirements and have not received any complaint, demand letter, or notice of claim from any person (including any Governmental Authority) alleging any violation of its or their respective Data Security Requirements. (c) The Company and its Subsidiaries have implemented and maintained in place commercially reasonable physical, technical, organizational, and administrative safeguards that are designed to protect all Company Personal Information that is in the Company’s or any of its Subsidiaries’ possession or control, or is otherwise processed by the Company or any of its Subsidiaries, from Data Security Incidents.

-24- (d) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, since October 31, 2023, (i) there have been no Data Security Incidents affecting the IT Assets of the Company or any of its Subsidiaries, or any Company Personal Information, (ii) the Company or any of its Subsidiaries has not notified, nor has been required to notify, any Governmental Authority or other person of any Data Security Incident, and (iii) neither the Company nor any of its Subsidiaries has paid any person in connection with any Data Security Incidents pursuant to a request for payment from or on behalf of such perpetrator. (e) Except where the failure to do so would not be material to the Company and its Subsidiaries, taken as a whole, (i) since October 31, 2023, the Company and its Subsidiaries have, to the extent required of them under applicable Data Security Requirements, contractually obligated all persons who host or hold Personal Information on behalf of the Company and its Subsidiaries to take commercially reasonable measures to protect and secure such Personal Information from Data Security Incidents, and (ii) to the knowledge of Seller, there has not been any breach by such persons of such obligations. (f) Since October 31, 2023, the Company and its Subsidiaries have conducted or undergone commercially reasonable privacy and data security audits relating to the Processing of Personal Information or Trade Secrets, in each case, owned or held for use by the Company and its Subsidiaries at reasonable intervals. (i) For purposes of this Agreement, (i) “Company Personal Information” means Personal Information that is in the Company’s or any of its Subsidiaries’ possession or control or is otherwise Processed by or on behalf of the Company or any of its Subsidiaries; (ii) “Data Security Incident” means any (A) unauthorized or unlawful Processing of any data including Personal Information, and (B) any cyberattack, including ransomware and denial of service (DoS); (iii) “Data Security Requirements” means, to the extent applicable to and binding on the Company or any of its Subsidiaries and concerning data protection, privacy and cybersecurity, (A) applicable Law, (B) applicable guidelines, requests and procedures issued by relevant Governmental Authorities, (C) industry practices, (D) any Contract to which the Company or any of its Subsidiaries is bound and (E) any publicly facing statements or policies published or adopted by the Company or any of its Subsidiaries; (iv) “IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all data stored therein or processed thereby, and all associated documentation; (v) “Personal Information” means any and all information that alone or with other information held by the Company and its Subsidiaries (A) identifies or could be used to identify an individual natural person or household or (B) constitutes “personal information,” “personal data,” “personally identifiable information,” “PII,” or any similar term as defined under applicable privacy or data security Laws; and (vi) “Process” or “Processing” means the access, receipt, collection, compilation, storage, processing, sharing, transfer (including cross-border), transmission, disclosure, disposal, destruction or use of data and information (including Personal Information). 2.20. Intercompany Contracts. Except for (a) the Transaction Documents or (b) Contracts that will automatically terminate at the Closing pursuant to their terms without any ongoing obligations to the Company or any of its Subsidiaries, Section 2.20 of the Seller

-25- Disclosure Schedule sets forth all contracts or agreements to provide goods, services or other benefits between or among Seller or any “related party” (as such term is defined under IFRS) of Seller (other than the Company or any of its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries, on the other hand (collectively, the “Intercompany Contracts”). All such Intercompany Contracts, and all other accounts, notes or loan payables and advances (cash or otherwise) or any other extensions of credit that are (A) payable by Seller or any “related party” (as such term is defined under IFRS) of Seller (other than the Company or any of its Subsidiaries) to the Company or any of its Subsidiaries or (B) receivable by Seller or any of its related parties (other than the Company or any of its Subsidiaries) from the Company or any of its Subsidiaries, were made on an arm’s-length basis and on commercially reasonable terms. 2.21. Loan Portfolio. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each loan, loan agreement, credit facility, letter of credit or other extension of credit (including guarantees) or commitment to extend credit (collectively, “Loans”) made or entered into by the Company or any of its Subsidiaries that is outstanding: (i) is the legal, valid and binding obligation of the Company or such Subsidiary and the counterparty or counterparties thereto, enforceable in accordance with its terms, subject to limitations by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of the creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”), (ii) was solicited, originated, documented and is and has been maintained and, where applicable, serviced in compliance with the applicable credit policies and procedures of the Company and its Subsidiaries that were in force at such relevant times and in accordance with all applicable Laws, (iii) complies with all applicable Laws and (iv) is in full force and effect and (v) to the extent such Loan is intended to be secured, the Company or such Subsidiary has validly obtained a security interest in the related collateral and, subject to the Enforceability Exceptions, has taken all action reasonably necessary under applicable Law to perfect such security interest, including by filing, registration, possession or control, as applicable, so as to establish the priority of such security interest as provided under the applicable Loan documentation. (b) Section 2.21(b) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all Loans with an outstanding principal balance of $1,000,000 or more as of May 1, 2026 that are classified by the Company or any of its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) each outstanding Loan has been solicited and originated and is administered and, where applicable, serviced, and the relevant files are being maintained in accordance with the relevant Loan documents, the underwriting standards of the Company and its Subsidiary and all applicable Laws and (ii) the Company and its Subsidiaries have properly fulfilled their respective contractual responsibilities and duties in connection with each Loan in respect of which the Company or any of its Subsidiaries acts as the lead lender or servicer and have complied with their duties as required under applicable regulatory requirements in respect thereof.

-26- (d) Since October 31, 2023, through the date of this Agreement, there has been no written demand made to the Company or any of its Subsidiaries for the repurchase of any Loan due to the alleged breach of any representation, warranty or covenant with respect to such Loan or due to alleged fraud relating thereto. Section 2.21(d) of the Seller Disclosure Schedule sets forth a true, correct and complete list, as of May 1, 2026, of all Loans with an outstanding principal balance of $1,000,000 or more as of May 1, 2026 that are more than thirty (30) days past due. (e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Loan files with respect to each Loan contain all of the material documents and instruments evidencing the Loan or all material rights, obligations or interests related thereto. (f) The Company Historical Financial Statements present, in all material respects, as of their applicable dates, the level of reserves for defaults and loan impairments with respect to the loan and investment portfolios of the Company in accordance with applicable regulations. (g) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, all Derivative Transactions of the Company or any of its Subsidiaries in existence as of the date of this Agreement (i) were entered into for the account of the Company or one of its Subsidiaries, or for the account of one or more customers of the Company or any of its Subsidiaries (A) only in the ordinary course of business consistent with past practice and (B) in accordance with applicable Law and the policies, practices and procedures employed by the Company and its Subsidiaries and (ii) are in full force and effect and are legal, valid and binding obligations of the parties thereto enforceable in accordance with their terms, subject to the Enforceability Exceptions. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent required and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder. As used herein, “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions. 2.22. Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company, (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are consistent with industry practice, and neither the Company nor its Subsidiaries has received written notice that they are in default under any such insurance policy and the material terms thereof, (b) each such insurance policy is outstanding and in full force and effect and provides for valid, legal and binding obligations of the parties thereto, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by the

-27- Enforceability Exceptions), (c) all premiums and other payments due under any such insurance policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) since October 31, 2023, no claim for coverage by the Company or any of its Subsidiaries under any such insurance policy has been denied or disputed by the underwriters of such insurance policy, and (e) neither the Company nor any of its Subsidiaries has received written notice of any threatened termination of, material increase in premium of, or material alteration of coverage under, any such insurance policies. All material fraud‑related losses and related insurance recoveries, denials, reservations of rights and settlements, if any, have been accurately reflected in the Company’s books and records in accordance with applicable accounting standards in all material respects. 2.23. Sufficiency of Assets. Immediately following the Closing, (a) taking into account and giving effect to the other Transaction Documents (including the services to be provided to the Company and its Subsidiaries under the Transition Services Agreement) and (b) assuming all approvals, consents and permits necessary in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents have been obtained, the Company and its Subsidiaries will have good, valid and marketable title to, or with respect to any leased property, good, valid and enforceable leasehold interest in and right to use (including by means of ownership or rights pursuant to licenses or Contracts), all of the material properties, assets and rights necessary to conduct the businesses of the Company and its Subsidiaries in substantially the same manner in all material respects as the businesses and operations of the Company and its Subsidiaries have been conducted by the Company and its Subsidiaries during the twelve (12) month period immediately preceding the Closing. Nothing in this Section 2.23 is intended to or shall be treated as a representation with respect to infringement, misappropriation or other violation of Intellectual Property, which is set forth in Section 2.18. 2.24. No Other Representations or Warranties. (a) Except for the representations and warranties made by the Crown Parties in Article III and in this Article II, neither the Crown Parties nor any other person makes any express or implied representation or warranty to Purchaser with respect to the Crown Parties, the Company, the Company’s Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the Share Purchase, and the Crown Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Crown Parties in Article III and in this Article II, neither the Crown Parties nor any other person makes, has made or has been authorized to make any representation or warranty to Purchaser or any of Purchaser’s Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or (ii) any oral or written information presented or made available to Purchaser or any of Purchaser’s Affiliates or Representatives in the course of their due diligence investigation of the Crown Parties or the Company or its Subsidiaries, the negotiation of this Agreement or the transactions contemplated hereby.

-28- (b) The Crown Parties acknowledge and agree that neither Purchaser nor any other person on behalf of Purchaser has made or is making, and the Crown Parties have not relied upon, any express or implied representation or warranty other than those contained in Article IV. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE CROWN PARTIES Except (a) as disclosed in the Seller Disclosure Schedule; provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Seller Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Crown Parties that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, the Crown Parties hereby represent and warrant to Purchaser as follows: 3.1. Organization; Good Standing. Seller is a bank chartered under the laws of Canada and is duly organized, validly existing and in good standing, and Holdco is a Cayman Islands exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Each Crown Party has all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now conducted in all material respects and are duly qualified to do business as a foreign entity and in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, either individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair such Crown Party from performing such Crown Party’s obligations hereunder on a timely basis or, in the case of Holdco, have a Material Adverse Effect on Holdco. 3.2. Authority; Enforceability; Non-Contravention. (a) Each Crown Party has all necessary corporate power and authority under all applicable Laws to execute and deliver this Agreement, the Shareholder Agreement, the Transition Services Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed in connection with the transactions contemplated herein (the “Transaction Documents”) to which such Crown Party is a party and to consummate the transactions contemplated hereby. All actions on such Crown Party’s part required for the lawful execution and delivery of the Transaction Documents to which such Crown Party is a party and the consummation of the transactions have been taken as of the date hereof. No other corporate proceedings on the part of such Crown Party are necessary to approve the Transaction Documents to which such Crown Party is a party or to consummate the transactions contemplated hereby. No other corporate proceedings on the part of the Crown Parties are necessary to approve this Agreement or to consummate the Share Purchase and the

-29- other transactions contemplated hereby. This Agreement has been, and the other Transaction Documents to which such Crown Party is or will be a party shall be, duly and validly executed and delivered by such Crown Party and (assuming due authorization, execution and delivery by Purchaser and the other parties thereto), and the other Transaction Documents when executed and delivered by such Crown Party (assuming due authorization, execution and delivery by the other parties thereto) shall constitute, a valid and binding obligation of such Crown Party, enforceable against the Crown Parties in accordance with their respective terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). (b) Neither the execution and delivery of this Agreement by the Crown Parties, nor the consummation by such Crown Party of the transactions contemplated hereby, nor compliance by such Crown Party with any of the terms or provisions hereof, will, as applicable, (i) violate any provision of such Crown Party’s Organizational Documents, (ii) assuming the consents, approvals, filings or registrations set forth in Section 3.3 are obtained or made, violate any Law applicable to such Crown Party, any of such Crown Party’s Subsidiaries or any of their respective properties or assets or (iii) conflict with, accelerate the performance of or result in the breach of or default of any indenture or Loan or credit agreement or any other agreement or instrument to which such Crown Party is a party or by which such Crown Party or such Crown Party’s properties may be affected or bound, except, in the case of subclauses (ii) and (iii) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate would not reasonably be expected to prevent, materially delay or materially impair such Crown Party from performing such Crown Party’s obligations hereunder on a timely basis. 3.3. Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by the Crown Parties, any of its Affiliates or any of its Subsidiaries in connection with the execution, delivery or performance by the Crown Parties of this Agreement, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Annex A and set forth on Section 6.1 of the Seller Disclosure Schedule, as applicable to the Crown Parties and their Affiliates, and approval of, or non-objection to, such applications, filings and notices; (ii) the Third Party Consents listed on Section 3.3 of the Seller Disclosure Schedule; (iii) applications, filings or notices pursuant to applicable securities law or listing rules with respect to the Share Purchase; and (iv) such other third party consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or materially delay or materially impair the Crown Parties from performing their obligations hereunder on a timely basis. To the knowledge of Seller, as of the date hereof, there is no fact or circumstance related to the Crown Parties and their Affiliates or the Share Purchase that gives Seller any reason to believe that the Requisite Regulatory Approvals will not be obtained or that will prevent or materially delay receipt of such approvals. 3.4. Ownership of Shares; No Other Assets and Liabilities. (a) Seller is the sole record and beneficial owner of all the issued and outstanding capital stock of Holdco, free and clear of all Liens (other than those arising under applicable securities Laws or restrictions on transfers under the Organizational Documents of Holdco). Holdco has good and marketable title to all of the Holdco Company Shares, free and

-30- clear of all Liens (other than those arising under applicable securities Laws or restrictions on transfers under the Organizational Documents of Holdco). (b) Except for the Holdco Company Shares, Holdco does not have any assets and does not have any liabilities or conduct any business (other than incident to its ownership of the Holdco Company Shares or relating to activities in connection with this Agreement and the transactions contemplated hereby) and has not conducted any business (other than incident to its ownership of the Holdco Company Shares or relating to activities in connection with this Agreement and the transactions contemplated hereby) since its formation. 3.5. Brokers. Except as set forth on Section 3.5 of the Seller Disclosure Schedule, the Crown Parties have not employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the transactions contemplated hereby for which the Company, Purchaser or any of their respective Affiliates would be liable. 3.6. Absence of Litigation. As of the date of this Agreement, there are no actions pending or threatened in writing against any Crown Party (a) that challenge the validity or consummation of the Share Purchase and the transactions contemplated by this Agreement, or (b) against or affecting such Crown Party that would reasonably be likely to materially impair the ability of such Crown Party to perform its obligations under this Agreement. 3.7. No Registration; Knowledge and Experience. Seller acknowledges that Purchaser Ordinary Shares to be delivered to Seller (or its applicable Affiliate) at the Closing have not been registered under the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “Securities Act”) or under any other applicable securities Laws. Seller (or its applicable Affiliate) (a) is acquiring the Purchaser Ordinary Shares for its own account solely for investment purposes and not with a present intention or plan to distribute such Purchaser Ordinary Shares to any person nor with a view to or for sale in connection with any distribution thereof, (b) will not sell or otherwise dispose of any of the Purchaser Ordinary Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act, any other applicable securities laws and this Agreement and the Shareholder Agreement, as applicable, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchaser Ordinary Shares and of making an informed investment decision in respect of the Purchaser Ordinary Shares, (d) is able to bear the economic risk of its investment in the Purchaser Ordinary Shares for an indefinite period, and (e) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). Without limiting the foregoing, Seller has not engaged, and will not prior to the Closing engage, in any action that would cause the issuance of the Purchaser Ordinary Shares to require registration under the Securities Act. 3.8. Reliance on Exemptions. Seller acknowledges that the Purchaser Ordinary Shares are being offered and sold to Seller (or its applicable Affiliate) in reliance on one or more exemptions from the registration requirements of U.S. federal and state securities Laws and regulations. Seller further acknowledges that Purchaser is relying on the representations, warranties and agreements of Seller expressly set forth in this Agreement and

-31- made as of the date hereof in order to determine the availability of such exemptions and the eligibility of Seller (or its applicable Affiliate) to acquire the Purchaser Ordinary Shares. 3.9. No Other Representations or Warranties. (a) Except for the representations and warranties made by the Crown Parties in Article II and this Article III, neither the Crown Parties nor any other person makes any express or implied representation or warranty to Purchaser with respect to the Crown Parties, the Company, the Company’s Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the transactions contemplated hereby, and the Crown Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Crown Parties in Article II and this Article III, none of the Crown Parties, the Company or any other person makes or has made any representation or warranty to Purchaser or any of Purchaser’s Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Crown Parties, the Company, any of the Company’s Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or (ii) any oral or written information presented to Purchaser or any of Purchaser’s Affiliates or Representatives in the course of their due diligence investigation of the Crown Parties or the Company or its Subsidiaries, the negotiation of this Agreement or the transactions contemplated hereby. (b) The Crown Parties acknowledge and agree that neither Purchaser nor any other person on behalf of Purchaser has made or is making, and the Crown Parties have not relied upon, any express or implied representation or warranty other than those contained in Article IV. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Except (a) as disclosed in the disclosure schedule delivered by Purchaser to the Crown Parties concurrently herewith (the “Purchaser Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Purchaser Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Purchaser that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Purchaser SEC Report filed with the SEC by Purchaser since December 31, 2024 and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or

-32- forward-looking in nature), Purchaser hereby represents and warrants to the Crown Parties as follows: 4.1. Corporate Organization and Qualification. (a) Purchaser (i) is duly incorporated, validly existing and in good standing as a local company limited by shares under the laws of Bermuda (for the purposes of this Section 4.1(a), “good standing” means that Purchaser has not failed to make any required filing with any Bermuda Governmental Authority or to pay any Bermuda governmental fee or Tax that would make it liable to be struck off the register of companies and thereby cease to exist under the laws of Bermuda), (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted, except, in the case of the foregoing subclauses (ii) and (iii), where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. True and complete copies of the certificate of incorporation, memorandum of association (being the N.T. Baron & Son Act, 1904, as amended from time to time) and bye-laws of Purchaser (the “Purchaser Organizational Documents”) as in effect as of the date of this Agreement have previously been made available by Purchaser to the Crown Parties. (b) Each Subsidiary of Purchaser (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted, except, in the case of the foregoing subclauses (ii) and (iii), where the failure to be so licensed or qualified or in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. There are no restrictions on the ability of Purchaser or any Subsidiary of Purchaser to pay dividends or distributions except, in the case of Purchaser or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposits of Purchaser and Purchaser’s Subsidiaries that are regulated depository institutions are insured up to the legal maximum amounts in each relevant jurisdiction to the extent deposit insurance is available in respect of the deposits of such regulated depository institution. 4.2. Capitalization. (a) The authorized capital stock of Purchaser consists of 2,000,000,000 Purchaser Ordinary Shares, 6,000,000,000 non-voting ordinary shares, par value BD$0.01 per share, 110,200,001 preference shares par value US$0.01 per share and 50,000,000 preference shares par value £0.01 per share. As of the date of this Agreement, there were (i) 39,948,264 Purchaser Ordinary Shares issued and outstanding and (ii) 6,551,243 Purchaser Ordinary Shares

-33- reserved for issuance pursuant to Purchaser Equity Awards and the Purchaser Employee Share Purchase Plan. As used herein, the “Purchaser Share Plans” shall mean the Amended and Restated 2020 Omnibus Share Incentive Plan, the Director Deferred Stock Plan, the Purchaser Employee Share Purchase Plan and any other equity incentive plans of Purchaser in effect as of the date of this Agreement. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Purchaser issued, reserved for issuance or outstanding. All the issued and outstanding Purchaser Ordinary Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of the Company may vote. Other than Purchaser Equity Awards issued prior to the date of this Agreement and purchase rights under the Purchaser Employee Share Purchase Plan, as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Purchaser, or contracts, commitments, understandings or arrangements by which Purchaser may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Purchaser, or that otherwise obligate Purchaser to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing. As used in this Agreement, “Purchaser Equity Awards” means all options, restricted stock units, deferred share units, performance share units and other equity-based awards relating to Purchaser Ordinary Shares, whether granted under any Purchaser Share Plan or otherwise. Other than the Purchaser Equity Awards and purchase rights under the Purchaser Employee Share Purchase Plan, as of the date of this Agreement, no equity-based awards (including any cash awards where the amount of payment is determined, in whole or in part, based on the price of any capital stock of Purchaser or any of its Subsidiaries) are outstanding. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which Purchaser or any of its Subsidiaries is a party with respect to the voting or transfer of Purchaser Ordinary Shares, capital stock or other voting or equity securities or ownership interests of Purchaser or granting any shareholder or other person any registration rights. No Subsidiary of Purchaser owns any capital stock of Purchaser. (b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, Purchaser has good and marketable title to all of the shares of capital stock or other equity ownership interests of its Subsidiaries and owns, directly or indirectly, all the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any Liens, and all such shares or other equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date hereof, there are no outstanding options, rights of first refusal, warrants, calls, subscriptions, securities, voting trusts, shareholder agreements, proxies, or other agreements in effect to which Purchaser or any other person is a party or is bound with respect to the voting, issuance or transfer of the shares of any Subsidiary or other equity interests of any of Purchaser’s Subsidiaries.

-34- 4.3. Authority; Enforceability; Non-Contravention. (a) Purchaser has all necessary corporate power and authority under all applicable Laws to execute and deliver this Agreement, the Shareholder Agreement, the Transition Services Agreement, and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and, subject to the receipt of the Requisite Purchaser Vote, to consummate the Closing. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been approved and declared advisable by the Board of Directors of Purchaser. The Board of Directors of Purchaser has determined that the transactions contemplated hereby (including the issuance of the Share Consideration to Seller (or its applicable Affiliate) pursuant to this Agreement (the “Purchaser Share Issuance”)), on the terms and conditions set forth in this Agreement, are advisable and in the best interests of Purchaser and its shareholders, has approved this Agreement and the transactions contemplated hereby (including the Share Purchase, the Shareholder Agreement, the Transition Services Agreement, and each other Transaction Document to which it is a party), and has directed that the Purchaser Share Issuance be submitted to the holders of the Purchaser Ordinary Shares for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of the Purchaser Share Issuance by the affirmative vote of a majority of the votes cast by the holders of Purchaser Ordinary Shares at the Purchaser Meeting (the “Requisite Purchaser Vote”), no other corporate proceedings on the part of Purchaser are necessary to approve this Agreement or the other Transaction Documents to which Purchaser is a party or to consummate the Share Purchase and the other transactions contemplated hereby. This Agreement has been, and each other Transaction Document to which Purchaser is a party shall be, duly and validly executed and delivered by Purchaser and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The Purchaser Ordinary Shares to be issued in the Share Purchase have been validly authorized (subject to the receipt of the Requisite Purchaser Vote), and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Purchaser will have any preemptive right or similar rights in respect thereof. (b) None of the execution, delivery or performance of this Agreement nor any of the Transaction Documents to which Purchaser is a party, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Purchaser with any of the terms or provisions hereof and thereof, will (i) violate any provision of the Purchaser Organizational Documents, (ii) assuming the consents, approvals, filings or registrations set forth in Section 4.4 are obtained or made, violate any Law applicable to Purchaser or any of its Subsidiaries or any of their respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of, or the loss of, any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except, in the case of clauses (ii) and (iii)

-35- above, for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser or reasonably be expected to prevent, materially delay or materially impair Purchaser from performing its obligations hereunder on a timely basis. 4.4. Consents and Approvals. No consents or approvals of, or filings or registrations with, any Governmental Authority or other third party are required to be made or obtained by Purchaser or its Subsidiaries in connection with the execution, delivery or performance by Purchaser of this Agreement, except for (i) the filing of the applications, filings or notices to or with the Governmental Authorities listed in Annex A and set forth on Section 6.1 of the Seller Disclosure Schedule, as applicable to Purchaser and its Subsidiaries and approval of or non-objection to such applications, filings and notices; (ii) the Third Party Consents listed on Section 4.4 of the Purchaser Disclosure Schedule; (iii) applications, filings or notices pursuant to applicable securities law or listing rules with respect to the Share Purchase; and (iv) such other third party consents, approvals, filings or registrations the failure of which to be obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser or materially delay or materially impair Purchaser from performing its obligations hereunder on a timely basis. To the knowledge of Purchaser, as of the date hereof, there is no fact or circumstance related to Purchaser and its Affiliates or the Share Purchase that gives Purchaser any reason to believe that the Requisite Regulatory Approvals will not be obtained or that will prevent or materially delay receipt of such approvals. 4.5. Broker’s Fees. Except as set forth on Section 4.5 of the Purchaser Disclosure Schedule, none of Purchaser, any of its Affiliates or any of its or their respective officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, in each case, for which the Crown Parties would be liable. 4.6. Absence of Certain Changes or Events. (a) Since December 31, 2025, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. (b) Since December 31, 2025, Purchaser and its Subsidiaries (i) have carried on their respective businesses in all material respects in the ordinary course of business and (ii) have not taken any actions that would require the Crown Parties’ consent under Sections 5.3(b), 5.3(d), 5.3(f) or 5.3(h) (solely to the extent related to the foregoing sections) of this Agreement. 4.7. Legal Proceedings. Since December 31, 2023, except as would not reasonably be expected to have a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries is or has been (a) a party to any, and there are and have been no pending or, to the knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Purchaser or any of its Subsidiaries or any of their current or former directors or executive officers or (b) any Order imposed upon Purchaser, any of its Subsidiaries or any of their current or former directors

-36- or executive officers (in each of their capacities as such) or the assets of Purchaser or any of its Subsidiaries. 4.8. Reports. (a) Purchaser has made available to the Crown Parties an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since December 31, 2023 by Purchaser (the “Purchaser SEC Reports”) pursuant to the Securities Act or the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) communication mailed by Purchaser to its shareholders since December 31, 2023 and prior to the date hereof, and no such Purchaser SEC Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since December 31, 2023, as of their respective dates, all Purchaser SEC Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Purchaser SEC Reports. (b) Purchaser and its Subsidiaries have timely filed (or furnished) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since December 31, 2023, with (i) any Governmental Authority, including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the Laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Purchaser. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Purchaser and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of Purchaser, investigation into the business or operations of Purchaser or any of its Subsidiaries since December 31, 2023. Except for customary examinations conducted by a Regulatory Agency in the ordinary course of business of Purchaser and its Subsidiaries, there (i) is no unresolved violation by any Regulatory Agency with respect to any examinations or inspections of Purchaser or any of its Subsidiaries and (ii) has been no formal or, to the knowledge of Purchaser, informal inquiries by, or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Purchaser or any of its Subsidiaries since December 31, 2023, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. 4.9. Financial Statements.

-37- (a) The financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (the “Purchaser Historical Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries in all material respects, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates, in all material respects with applicable accounting requirements and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Purchaser and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and regulatory accounting requirements. Since December 31, 2023, no independent public accounting firm of Purchaser has resigned (or informed Purchaser that it intends to resign) or been dismissed as independent public accountants of Purchaser as a result of, or in connection with, any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (b) Except as would not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against in the Purchaser Historical Financial Statements and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2025, or in connection with this Agreement and the transactions contemplated hereby. (c) The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non- direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser. Purchaser (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Purchaser, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s outside auditors and the audit committee of Purchaser’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal

-38- controls over financial reporting. Purchaser’s outside auditors and its chief executive officer and chief financial officer will be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when due in the future. (d) Since December 31, 2023, (i) neither Purchaser nor any of its Subsidiaries, nor, to the knowledge of Purchaser, any director, officer, auditor, accountant or Representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Purchaser or any committee thereof or the Board of Directors or similar governing body of any Subsidiary of Purchaser or any committee thereof, or to the knowledge of Purchaser, to any director or officer of Purchaser or any Subsidiary of Purchaser. 4.10. Taxes and Tax Returns. Except as would not reasonably be expected to have a Material Adverse Effect on Purchaser: (a) Purchaser and its Subsidiaries have filed with the appropriate Taxing Authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, complete, and correct in all respects. Purchaser and its Subsidiaries have duly and timely paid all Taxes that are required to have been paid by them and are due and payable, whether or not shown on such Tax Returns, except for Taxes that are being contested in good faith in appropriate proceedings and for which adequate reserves have been established on the financial statements in accordance with GAAP. Neither Purchaser nor any of its Subsidiaries has requested an extension in respect of the filing of any Tax Returns (other than extensions of time to file Tax Returns obtained in the ordinary course of business). (b) Neither Purchaser nor any of its Subsidiaries is treated for income Tax purposes as resident in a country other than the country of its organization. (c) There are (i) no Tax Proceedings currently underway, pending, or threatened in writing against Purchaser or any of its Subsidiaries, (ii) no deficiencies in respect of Taxes asserted or assessed in writing by any Taxing Authority against Purchaser or any of its Subsidiaries that have not been fully paid or otherwise resolved, and (iii) no outstanding agreements, arrangements or waivers extending the statutory limitation period with respect to the assessment or collection of Taxes of Purchaser or any of its Subsidiaries, other than any extensions obtained in the ordinary course of business.

-39- (d) Purchaser and its Subsidiaries have (i) withheld and remitted to the relevant Taxing Authority all Taxes required by applicable Law to have been so withheld and remitted on account of withholding Tax in connection with amounts paid or owing to any employee, creditor, stockholder or independent contractor, and (ii) have complied with all information reporting and recordkeeping requirements under applicable Law relating thereto. (e) Neither Purchaser nor any of its Subsidiaries is liable for the Taxes of any other person (other than Purchaser or any of its Subsidiaries) as a transferee, successor or by Contract (other than Ordinary Course Commercial Agreements), with respect to Taxes pursuant to which it will have any obligation to make any material payments for Taxes after the Closing. Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 4.10, and, to the extent specifically referring to Tax matters, Section 4.11, constitute the sole representations and warranties of Purchaser relating to Taxes and Tax matters and no other provisions of this Agreement shall be interpreted as containing any representation or warranty with respect thereto. 4.11. Employees. (a) Each Purchaser Benefit Plan (including any related trusts) has been established, operated and administered in compliance with its terms and applicable Laws, including government taxation and funding requirements, in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser and its Subsidiaries. “Purchaser Benefit Plans” means all employee benefit plans and all equity, bonus or incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, termination, change in control, retention, employment, welfare, insurance, medical, fringe or other benefit plans, programs, agreements, contracts, policies, arrangements or remuneration of any kind, whether or not in writing and whether or not funded, with respect to which Purchaser is a party or has any current or future obligation or that are maintained, contributed to or sponsored by Purchaser or any of its Subsidiaries for the benefit of any current or former employee, officer, director or independent contractor of Purchaser or any of its Subsidiaries, in each case, other than required to be maintained or contributed to by applicable Law. (b) No Purchaser Benefit Plan provides for any post-employment or post- retirement health or medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as may be required by applicable Law. (c) All contributions required to be made to any Purchaser Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Purchaser Benefit Plan, since December 31, 2023, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Purchaser to the extent required by GAAP, in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser and its Subsidiaries.

-40- (d) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to Purchaser’s knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Purchaser Benefit Plans, any fiduciaries thereof with respect to their duties to the Purchaser Benefit Plans or the assets of any of the trusts under any of the Purchaser Benefit Plans, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser and its Subsidiaries. (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would (either alone or in conjunction with any other event) result in the acceleration of vesting, exercisability, funding or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of Purchaser or any of its Subsidiaries under any Purchaser Benefit Plan or otherwise, or result in any limitation on the right of Purchaser or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Purchaser Benefit Plan or related trust on or after the Effective Time. (f) Neither Purchaser nor any of its Subsidiaries has any obligation to provide, and no material Purchaser Benefit Plan provides, any individual with the right to a gross-up or reimbursement or other payment of Taxes, interest or penalties incurred under applicable Law. 4.12. Labor Matters. (a) Neither Purchaser nor any of its Subsidiaries is a party to any Collective Bargaining Agreement, and, to the knowledge of Purchaser, as of the date of this Agreement, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any employees of Purchaser or any of its Subsidiaries. (b) As of the date of this Agreement, there is no, and, since December 31, 2023, there has been no, strike, lockout, slowdown, work stoppage, or other labor dispute, arbitration or grievance pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, in each case, except as would not, individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser and its Subsidiaries. (c) Purchaser and its Subsidiaries are in compliance with, and, since December 31, 2023, have complied with all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, paid sick leave, classification of employees and independent contractors, equitable pay practices, privacy rights, labor disputes, employment discrimination, sexual or racial harassment or discrimination, workers’ compensation or long-term disability policies, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements), in each case, except as would not,

-41- individually or in the aggregate, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser and its Subsidiaries. (d) (i) No allegations of sexual harassment, sexual misconduct or discrimination have been made since December 31, 2023 against any officer or director of Purchaser or any employee of Purchaser at the level of Senior Vice President or above (“Purchaser Key Employee”), (ii) since December 31, 2023, neither Purchaser nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment, sexual misconduct or discrimination by any Purchaser Key Employee, and (iii) there are no proceedings currently pending or, to the knowledge of Purchaser, threatened related to any allegations of sexual harassment, sexual misconduct or discrimination by any Purchaser Key Employee. 4.13. Compliance with Applicable Law. (a) Purchaser and each of its Subsidiaries hold, and have at all times since December 31, 2023, held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, and, to the knowledge of Purchaser, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. (b) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, Purchaser and its Subsidiaries have complied with and are not in default or violation under any Law relating to Purchaser or any of its Subsidiaries, including any Laws relating to Personal Information and any Banking Laws. (c) Without limitation, since December 31, 2023, none of Purchaser or any of its Subsidiaries, or, to the knowledge of Purchaser, any of its or their respective directors, officers or employees, or any of its or their agents or other persons acting on behalf of Purchaser or any of its Subsidiaries has, directly or indirectly, (i) used any funds of Purchaser or any of its Subsidiaries for unlawful contributions, unlawful gifts or unlawful entertainment, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Purchaser or any of its Subsidiaries, (iii) violated the Foreign Corrupt Practices Act of 1977, as amended, or any similar anti-bribery, anti-corruption or anti-money laundering Laws in the applicable jurisdictions, (iv) established or maintained any unlawful fund of monies or other assets of Purchaser or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Purchaser or any of its Subsidiaries or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Purchaser or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Purchaser or any of its Subsidiaries, (vii) is the subject of any allegation, voluntary disclosure, investigation,

-42- prosecution or other enforcement action relating to the foregoing, (viii) is currently subject to any sanctions or embargoes under any Trade Control Laws, or (ix) is, or has been, involved in any dealings with any person that is the target of sanctions under any Trade Control Laws, including any Sanctioned Person or in, or with, any Sanctioned Country, except, in each case of the foregoing clauses (i) through (ix), as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. (d) Purchaser and its Subsidiaries are, and, since December 31, 2023 have been, conducting operations at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the applicable money laundering prevention laws in jurisdictions where Purchaser or its Subsidiaries conduct business. Purchaser and each of its Subsidiaries has not, nor, to Purchaser’s knowledge, has any other person on behalf of Purchaser or any of its Subsidiaries that qualifies as a “financial institution” under the applicable money laundering prevention laws, in each case since December 31, 2023, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of Unlawful Gains, nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains. (e) Purchaser and each of its Subsidiaries have properly administered in all material respects all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law; and none of Purchaser, any of its Subsidiaries or any of its or its Subsidiaries’ directors, officers or employees, has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true, correct and complete and accurately reflect the assets of such fiduciary account in all material respects. (f) Since December 31, 2023, all of the deposits held by Purchaser and its Subsidiaries, as applicable (including the records and documentation pertaining to such deposits) have been established and are held in compliance in all material respects with (i) any applicable policies, practices and procedures of Purchaser and its Subsidiaries, and (ii) any applicable Laws, including any Banking, anti-money laundering, anti-terrorism and anti-corruption Laws, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser. 4.14. Agreements with Governmental Authorities. Neither Purchaser nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or is subject to any capital directive by, or, since December 31, 2023, has been a recipient of any supervisory letter from, or since December 31, 2023, has adopted any policies, procedures or board resolutions at the request of any Regulatory Agency that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit or risk management or compliance policies, its internal controls, its management or its business, or since December 31, 2023, has been advised by any Regulatory Agency that such Regulatory Agency is considering

-43- issuing, initiating or ordering an action that would restrict the business of Purchaser or any of its Subsidiaries in any material respect. 4.15. Investment Securities and Commodities. (a) Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Purchaser, each of Purchaser and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien (other than Permitted Liens), except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Purchaser or its Subsidiaries. (b) Purchaser and its Subsidiaries employ investment, securities, commodities, risk management and other policies, practices and procedures that Purchaser believes are prudent and reasonable in the context of their respective businesses. Prior to the date of this Agreement, Purchaser has made available to the Crown Parties such written policies, practices and procedures. 4.16. Loan Portfolio. (a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Purchaser, each Loan made or entered into by Purchaser or any of its Subsidiaries that is outstanding: (i) is the legal, valid and binding obligation of Purchaser or such Subsidiary and the counterparty or counterparties thereto, enforceable in accordance with its terms, subject to the Enforceability Exceptions, (ii) was solicited, originated, documented and is and has been maintained and, where applicable, serviced in compliance with the applicable credit policies and procedures of Purchaser and its Subsidiaries that were in force at such relevant times and in accordance with all applicable Laws, (iii) complies with all applicable Laws and (iv) is in full force and effect. (b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on Purchaser, (i) each outstanding Loan has been solicited and originated and is administered and, where applicable, serviced, and the relevant files are being maintained in accordance with the relevant Loan documents, the underwriting standards of Purchaser and its Subsidiaries and all applicable Laws and (ii) Purchaser and its Subsidiaries have properly fulfilled their respective contractual responsibilities and duties in connection with each Loan in respect of which Purchaser or any of its Subsidiaries acts as the lead lender or servicer and have complied with their duties as required under applicable regulatory requirements in respect thereof. (c) Since December 31, 2023, through the date of this Agreement, there has been no written demand made to Purchaser or any of its Subsidiaries for the repurchase of any Loan due to the alleged breach of any representation, warranty or covenant with respect to such Loan or due to alleged fraud relating thereto.

-44- 4.17. Certain Contracts. (a) Each contract, arrangement, commitment or understanding (whether written or oral) which is a “material contract” pursuant to Item 4 of the Instructions to Exhibits of Form 20-F to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries is bound as of the date hereof has been filed as an exhibit to the most recent Annual Report on Form 20-F filed by Purchaser with the SEC (each, a “Purchaser Contract”) and neither Purchaser nor any of its Subsidiaries knows of, or has received written or, to the knowledge of Purchaser, oral notice of, any violation of any Purchaser Contract by any of the other parties thereto which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Purchaser. (b) Except as would not be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, (i) each Purchaser Contract is valid and binding on Purchaser or one of its Subsidiaries, as applicable, and in full force and effect; (ii) Purchaser and each of its Subsidiaries has complied with and performed all obligations required to be performed by it to date under each Purchaser Contract; (iii) to the knowledge of Purchaser, each third-party counterparty to each Purchaser Contract has complied with and performed all obligations required to be performed by it to date under such Purchaser Contract; (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Purchaser or any of its Subsidiaries under any such Purchaser Contract; and (v) neither Purchaser nor any of its Subsidiaries has knowledge of, nor has received notice of, any violation of any Purchaser Contract by any of the other parties thereto. 4.18. Intellectual Property; Cybersecurity. Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, (i) neither Purchaser nor any of its Subsidiaries, nor the conduct of their respective businesses by Purchaser and its Subsidiaries, infringes, misappropriates, dilutes or otherwise violates, nor has infringed, misappropriated, diluted or otherwise violated since December 31, 2023, any Intellectual Property of any person, and (ii) Purchaser and its Subsidiaries own or have valid and sufficient rights to use and otherwise exploit all Intellectual Property that is used in, or necessary for, the conduct of their respective businesses as currently conducted. (b) Except as has not had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Purchaser, since December 31, 2023, (i) there have been no Data Security Incidents affecting Purchaser or any of its Subsidiaries or any of its or their Personal Information, (ii) there have not been any failures, breakdowns, or continued substandard performance affecting the IT Assets owned or held by Purchaser or any of its Subsidiaries that have caused any disruption or interruption in any such IT Assets and that have not been remedied, and (iii) the IT Assets of Purchaser and its Subsidiaries are, to the knowledge of Purchaser, free from bugs, defects, “back doors,” “drop dead devices,” “time bombs,” “Trojan horses,” “viruses,” “worms,” “spyware” (in each case, as such terms are commonly understood in the software industry) or any other malicious code intended to disable or facilitate access to IT Assets without proper authorization. 4.19. Sufficiency of Funds. Purchaser has available to it as of the date hereof, and will have available to it at the Closing and at all times prior to the Closing, including as a

-45- result of agreements with one or more nationally recognized investment banking firms and/or their affiliated broker-dealers in respect of commitments to underwrite some or all of the Subordinated Debt Financing (“Underwriting Commitment Letters”), funds sufficient to enable Purchaser to satisfy all of Purchaser’s obligations under this Agreement, including the payment of the Cash Consideration and any fees and expenses of or payable by Purchaser or any of its Subsidiaries or Affiliates. Purchaser expressly acknowledges and agrees that its obligations under this Agreement to consummate the Share Purchase or any of the other transactions contemplated by this Agreement, are not subject to, or conditioned on, the receipt or availability of any funds or financing. 4.20. Insurance. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Purchaser, (a) Purchaser and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are consistent with industry practice, and neither Purchaser nor its Subsidiaries has received written notice that they are in default under any such insurance policy and the material terms thereof, (b) each such insurance policy is outstanding and in full force and effect and provides for valid, legal and binding obligations of the parties thereto, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions), (c) all premiums and other payments due under any such insurance policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) since December 31, 2023, no claim for coverage by Purchaser or any of its Subsidiaries under any such insurance policy has been denied or disputed by the underwriters of such insurance policy, and (e) neither Purchaser nor any of its Subsidiaries has received written notice of any threatened termination of, material increase in premium of, or material alteration of coverage under, any such insurance policies. All material fraud‑related losses and related insurance recoveries, denials, reservations of rights and settlements, if any, have been disclosed to the Crown Parties and reflected in Purchaser’s books and records in accordance with applicable accounting standards in all material respects. 4.21. No Other Representations or Warranties. (a) Except for the representations and warranties made by Purchaser in this Article IV, neither Purchaser nor any other person makes any express or implied representation or warranty with respect to Purchaser, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Purchaser hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Purchaser in this Article IV or in any certificate delivered in connection with this Agreement, none of Purchaser, any of its Subsidiaries, or any of its or their respective Representatives, or any other person, makes, has made or has been authorized to make any representation or warranty to the Crown Parties or any of their Affiliates or its or their respective Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or (ii) any oral or written information presented or made available to Seller or any of its Affiliates or its or their respective Representatives in the course of their due diligence investigation of Purchaser or its Affiliates, the negotiation of this Agreement or the transactions contemplated hereby.

-46- (b) Purchaser acknowledges and agrees that none of the Crown Parties nor any other person on behalf of the Crown Parties has made or is making, and Purchaser has not relied upon, any express or implied representation or warranty other than those contained in Article II or Article III. ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS 5.1. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Seller Disclosure Schedule or the Purchaser Disclosure Schedule), required by law or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall, and shall cause each of its Subsidiaries to, and the Crown Parties shall cause each of the Company and its Subsidiaries to, (a) use reasonable best efforts to (i) conduct its business in the ordinary course in all material respects and (ii) maintain and preserve intact its business organization, employees and advantageous business relationships, and (b) take no action that would reasonably be expected to adversely affect or materially delay the ability of either Purchaser, the Crown Parties or the Company to obtain any necessary approvals of any Regulatory Agency or other Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis. 5.2. Company Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Seller Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by Law, the Crown Parties shall cause the Company and its Subsidiaries, and, with respect to Section 5.2(r) only, Holdco, not to, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed): (a) other than deposit products offered in the ordinary course of business, incur any indebtedness for borrowed money (i) in excess of $10,000,000 (other than indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its wholly owned Subsidiaries) or (ii) that would require the approval or consent of any Governmental Authority or Regulatory Agency or require an exception to any corporate leverage or borrowing policies of the Company in effect as of the date of this Agreement, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity; (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, except, in each case, (A) regular quarterly cash dividends by the

-47- Company at a rate not in excess of $0.0125 per Company Share or (B) dividends paid by any of the Subsidiaries of the Company to the Company or any of its wholly owned Subsidiaries; (iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity-based awards or interests, or grant any person any right to acquire any shares of capital stock of the Company or any of its Subsidiaries; or (iv) issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, except pursuant to the exercise of stock options or the vesting or settlement of any Company Equity Awards in accordance with their terms; (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets (other than Intellectual Property, which is the subject of Section 5.2(d)) to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business or pursuant to contracts or agreements in force at the date of this Agreement; (d) sell, transfer, assign, encumber, license, abandon, cancel, allow to lapse or expire, or otherwise dispose of, any Company-Owned IP material to the Company and its Subsidiaries, taken as a whole, other than, in each case, (i) licenses granted in the ordinary course of business, or (ii) the expiration or lapse at the end of such Company-Owned IP’s maximum statutory term; (e) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or all or substantially all of the property or assets of any other person, in each case, other than a wholly owned Subsidiary of the Company; (f) in each case except for transactions in the ordinary course of business, (i) terminate, materially amend or waive any material provision of, any Company Contract, except for renewals of contracts at the expiration of their terms in the ordinary course of business (but only (A) if such Company Contract is terminable on sixty (60) days’ or less notice and does not require a termination fee or any other form of payment upon termination in excess of $1,000,000 in the aggregate (an “At-Will Contract” ), or (B) if such Company Contract is not an At-Will Contract, the Crown Parties consults (and causes the Company and its applicable Subsidiaries to consult) in good faith with Purchaser in advance of such renewal), (ii) make any change in any instrument or agreement governing the terms of any of its securities or (iii) enter

-48- into any contract that would constitute a Company Contract if it were in effect on the date of this Agreement; (g) acquire or commit to purchase any investment securities for its investment portfolio unless such investment securities (i) qualify, at the time of acquisition, as High--Quality Liquid Assets eligible for inclusion in the Purchaser’s Liquidity Coverage Ratio in accordance with the Basel III liquidity standards set out in the Basel Consolidated Framework following the Closing or (ii) are short term securities issued by governmental entities in the Caribbean region and acquired for cash management purposes (provided such securities are eligible for inclusion in the Purchaser’s Liquidity Coverage Ratio in accordance with the Basel III liquidity standards set out in the Basel Consolidated Framework following the Closing or such investments would not reasonably expected to cause the Purchase and its Subsidiaries following the Closing (including the Company and its Subsidiaries) to be in breach, default or violation of any applicable Law or the rules and regulations of any Governmental Entity or Regulatory Agency related to liquidity, funding or capital requirements, including the Basel III liquidity standards set out in the Basel Consolidated Framework); (h) except in the ordinary course of business consistent with past practice and in compliance with its credit and underwriting policies as in effect on the date hereof, make any new, or increase any existing Loan, if, after giving effect thereto: (i) the aggregate outstanding commitments, exposures or credit facilities to any borrower or group of related borrowers (excluding central banks and Tier 1 banks) would exceed twenty percent (20%) of consolidated Tier 1 capital exposure; (ii) the principal amount or exposure of any new or increased Loan to a borrower or group of related borrowers would exceed $10,000,000; or (iii) to the extent any such Loan involves corporate credit exposures, any such new Loan would have a contractual tenor in excess of ten (10) years; (i) except as required under applicable Law or the terms of any Company Benefit Plan or Collective Bargaining Agreement, (i) enter into, establish, adopt, materially amend or terminate any Company Benefit Plan, or any arrangement that would be a Company Benefit Plan if in effect on the date hereof, except as would not result in any material liability to the Company or its Subsidiaries, (ii) increase the compensation or benefits payable to any current or former employee, officer, director or individual consultant other than (1) in the case of employees, in connection with ordinary course merit and market-based compensation increases not to exceed five percent 5% of current aggregate salary per country; provided that (x) with respect to any individual employee no such increase shall exceed ten percent (10%) of such employee’s then-current annual base salary or wage rate and (y) in the case of individual consultants, increases not to exceed more than five percent (5%) of such individual consultant’s then-current consulting fees on an annualized basis, and (2) as a result of the payment of incentive compensation for completed performance periods based upon actual performance, where performance is determined in the ordinary course of business and consistent with past practice, (iii) accelerate the vesting of any equity-based awards or other compensation or benefits or grant any new awards or amend or modify the terms of any outstanding awards under any

-49- Company Benefit Plan, (iv) fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, (v) hire any Covered Employee or engage any independent contractor (who is a natural person), in each case, with an annual salary or wage rate or consulting fees in excess of $250,000 on an annualized basis, or (vi) terminate the employment of any Covered Employee with an annual salary or wage rate or consulting fees in excess of $250,000 on an annualized basis, other than for cause; (j) become a party to, establish, adopt, amend, commence participation in or terminate any Collective Bargaining Agreement (other than adoption or ratification of any Collective Bargaining Agreements renewed in the ordinary course that do not materially increase liability to the Company or its Subsidiaries and for ongoing collective bargaining obligations as set forth on Section 5.2 of the Seller Disclosure Schedule); (k) settle any claim, suit, action or proceeding (i) for an amount greater than $2,000,000 individually or $5,000,000 in the aggregate (other than any claim, suit, action or proceeding with respect to Taxes which shall be governed by clause (r)) or (ii) that would impose any material restriction on the business of Purchaser and its Subsidiaries, taken as a whole following the Closing (other than any claim, suit, action or proceeding with respect to Taxes which shall be governed by clause (r)); (l) amend its Organizational Documents or the Organizational Documents of any of its Subsidiaries; (m) other than in prior consultation with Purchaser or in the ordinary course of business consistent with past practice, restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; (n) undertake or authorize any capital expenditures that would be in excess of US$5,000,000 in the aggregate; (o) implement or adopt any change in its financial accounting principles or methods, other than as may be required by IFRS; (p) enter into any new line of business or, other than in the ordinary course of business consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (q) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries; (r) (A) make (other than in the ordinary course of business), change or revoke any material Tax election; (B) change or revoke any annual Tax accounting period or material Tax accounting method; (C) file any material amended Tax Return; (D) enter into any closing agreement or similar agreement with a Taxing Authority with respect to any material amount of

-50- Taxes; (E) settle, compromise or otherwise resolve any material Tax Proceeding; (F) surrender any right to claim a material refund of Taxes; or (G) consent to any extension or waiver of the limitation period applicable to any material Tax Proceeding or assessment (other than any extensions obtained in the ordinary course of business or as a result of an automatic extension with respect to the due date for filing a Tax Return); or (s) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2. 5.3. Purchaser Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Purchaser Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Purchaser shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Crown Parties (such consent not to be unreasonably withheld, conditioned or delayed): (a) amend the Purchaser Organizational Documents; (b) (i) adjust, split, combine or reclassify any of the share capital of Purchaser, (ii) make, declare or pay any dividend or distribution on any of the share capital of Purchaser (excluding regular quarterly cash dividends by Purchaser at a rate not in excess of $0.50 per Purchaser Ordinary Share) or (iii) directly or indirectly redeem, purchase or otherwise acquire, any of the share capital of Purchaser; (c) other than (i) grants or offerings under the Purchaser Share Plans or successor plans, and (ii) Purchaser Ordinary Shares issued upon exercise or settlement of Purchaser Equity Awards or pursuant to the Purchaser Employee Share Purchase Plan, issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its share capital or other equity or voting securities; (d) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary; (e) make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise), any other corporation or entity or the property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary of Purchaser, except for transactions in the ordinary course of business or in a transaction that, together with such other transactions, is not reasonably likely to prevent or materially delay the receipt of the Requisite Regulatory Approvals or the Closing; (f) take any action to adopt or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization, other than any such actions taken with respect to the Subsidiaries of the Company;

-51- (g) knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of Purchaser to obtain any necessary approvals of any Regulatory Agency or Governmental Authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby; or (h) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.3. ARTICLE VI ADDITIONAL AGREEMENTS 6.1. Regulatory Applications and Filings. (a) The parties shall cooperate with each other and use their reasonable best efforts to (i) promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings set forth on Annex A (the “Requisite Regulatory Approvals”) and in the case of such applications, notices, petitions and filings use their reasonable best efforts to make such filings within forty-five (45) days of the date of this Agreement, (ii) obtain as promptly as practicable all other permits, consents, approvals and applications, notices, petitions and filings of all third parties, Regulatory Agencies and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Share Purchase), including those set forth on Section 6.1 of the Seller Disclosure Schedule and (iii) comply with the terms and conditions of all such permits, consents, approvals and applications, notices, petitions and filings. The parties shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Requisite Regulatory Approvals) and shall respond as promptly as practicable to the requests of Governmental Authorities for documents and information. Purchaser and the Crown Parties shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to Purchaser or the Crown Parties and the Company, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will provide the other with copies of any applications and all material correspondence relating thereto prior to filing and with sufficient opportunity to comment, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information or confidential supervisory information filed under a claim of confidentiality. The parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

-52- (b) In furtherance and not in limitation of the foregoing, each of the parties shall use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing. Nothing contained herein shall be deemed to require Purchaser and the Crown Parties or any of their respective Subsidiaries, and neither Purchaser nor the Crown Parties nor any of their respective Subsidiaries shall be permitted (without the written consent of the other parties), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with the foregoing or obtaining any permits, consents, approvals and authorizations of Governmental Authorities (other than pursuant to any obligations or commitments set forth in Section 6.22) that would reasonably be likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole (a “Materially Burdensome Regulatory Condition”). (c) The parties shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the Purchaser Meeting Circular or any statement, filing, notice or application made by or on behalf of Purchaser and the Crown Parties or any of their respective Subsidiaries to any Governmental Authority in connection with the transactions contemplated by this Agreement (collectively, “Transaction Information”). Each of Purchaser and the Crown Parties agrees as to itself and its Subsidiaries, that (i) none of the Transaction Information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the Purchaser Meeting Circular will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will not, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each party further agrees that if it becomes aware that any information furnished by it would cause any Transaction Information included in the Purchaser Meeting Circular or submitted to any Governmental Authority to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct such information. For purposes of this Agreement, “Purchaser Meeting Circular” means the notice of meeting and management information circular (including all schedules, appendices and supplements thereto) to be prepared by Purchaser and sent to the shareholders of Purchaser in connection with the Purchaser Meeting to consider and vote upon the Purchaser Share Issuance. (d) Purchaser and the Crown Parties shall, and the Crown Parties shall cause the Company to, promptly advise the other parties upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed. (e) Purchaser and the Crown Parties, as applicable, shall, as soon as reasonably practicable following the Effective Time and in any event within the time periods

-53- specified therein, make or cause to be made the post-Closing regulatory filings and notifications set forth in Section 6.1(c) of the Seller Disclosure Schedule, and shall provide such follow-up information as may be reasonably requested by the applicable Governmental Authority in connection therewith. 6.2. Access to Information; Confidentiality. (a) Upon reasonable notice and subject to applicable Laws, the Crown Parties shall, and shall cause the Company and its Subsidiaries to, for the purposes of verifying the representations and warranties of the Crown Parties, and preparing for the Closing of the Share Purchase and the other matters contemplated by this Agreement, afford to the officers, employees, accountants, counsel, advisors and other Representatives of the Purchaser, access, during normal business hours and in such a manner that does not interfere unreasonably with the business operations of the Company and its Subsidiaries, during the period prior to the Effective Time, to all of the properties, books, contracts, commitments, personnel, information technology systems, and records and make available all other information concerning its business, properties and personnel of the Company and its Subsidiaries as Purchaser and its officers, employees, accountants, counsel, advisors and other Representatives may reasonably request. Upon reasonable notice and subject to applicable Laws, Purchaser shall, (x) for the purposes of preparing for the Closing of the Share Purchase and the issuance of the Share Consideration to Seller or its applicable Affiliate and, (y) following the Closing, in connection with Seller’s direct or indirect equity investment in Purchaser and prior ownership of the Company and its Subsidiaries, afford to the officers, employees, accountants, counsel, advisors and other Representatives of the Crown Parties, reasonable access upon prior written notice and during normal business hours and in such a manner that does not interfere unreasonably with the business operations of Purchaser and its Subsidiaries, to the records of it and its Subsidiaries and make available all other information concerning its business reasonably necessary in connection with applicable legal, regulatory, tax, accounting and financial reporting requirements applicable to Seller and its Affiliates. None of the Crown Parties and the Company, Purchaser or any of their respective Subsidiaries shall be required pursuant to this Section 6.2(a) to provide access to or to disclose information where such access or disclosure would contravene any applicable Law fiduciary duty or binding agreement entered into prior to the date of this Agreement or jeopardize the attorney-client privilege of the Person in possession or control of such information. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) Subject in all cases to any applicable provisions of Section 5.2, the Crown Parties shall and shall cause the Company to consult with Purchaser in good faith with respect to the Company’s or any of its Subsidiaries proposed new origination, or material adverse modification of any risk-rated Loan to any person, other than a central bank or a fully cash- secured loan, having or proposed to have an outstanding principal balance of $7,500,000 or more to which the Company has assigned, or would assign when such Loan is made, a risk rating, in accordance with its credit or underwriting policies as in effect on the date of this Agreement, of eight (8) or weaker (each, a “Higher Risk Loan”). In connection with any such proposed Higher Risk Loan, the Crown Parties shall, prior to the Company’s commitment, provide Purchaser with such information as is reasonably available and customarily prepared in accordance with the

-54- Company’s credit approval practices, and shall afford Purchaser a reasonable opportunity to offer advisory views or recommendations with respect to such proposed Higher Risk Loan. (c) Without limiting Section 6.2(a), the Crown Parties shall, and shall cause the Company to, use commercially reasonable efforts to provide information to Purchaser that is reasonably necessary for Purchaser to plan and prepare for the optimization of its pro forma balance sheet and capital position following the Closing. (d) During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, the Crown Parties shall, and shall cause the Company to, use reasonable best efforts to no later than the fifteenth (15th) Business Day following the end of each calendar quarter, deliver to Purchaser an updated schedule setting forth the information required by Section 2.21(b) with respect to the sixty (60) Loans with the largest outstanding balances as of the end of the applicable calendar quarter. (e) Each party shall hold all information furnished by or on behalf of the other party or such other party’s Subsidiaries or Representatives pursuant to Section 6.2 in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated December 23, 2025, between Seller and Purchaser (the “Confidentiality Agreement"). (f) No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time or be deemed to confer on any party, by virtue of this Agreement or the transactions contemplated hereby, beneficial ownership of any direct or indirect equity interests of any other party or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. (g) Notwithstanding anything to the contrary in this Agreement, until the Effective Time: (i) Holdco shall remain the sole record owner of the Holdco Company Shares and shall retain sole power to vote and direct the voting of, and sole power to dispose of and direct the disposition of, the Holdco Company Shares, in each case in its sole discretion, subject only to applicable Law; (ii) Purchaser and its Affiliates shall have no right to exercise, and shall not exercise or purport to exercise, any voting rights or other incidents of ownership with respect to the Holdco Company Shares, and nothing in this Agreement shall be deemed to confer on Purchaser or any of its Affiliates beneficial ownership of the Holdco Company Shares prior to the Effective Time; (iii) Purchaser and its Affiliates shall not direct, instruct or seek to influence the manner in which Holdco exercises any voting or dispositive rights with respect to the Holdco Company Shares; (iv) the consent rights of Purchaser under Section 5.2 are solely contractual rights intended to preserve the value of the Company pending the Closing and shall not be deemed to constitute, and are not intended to confer on Purchaser, directly or indirectly, ownership, management or control of the Company or the Holdco Company Shares within the meaning of the Financial Institutions Act, Cap. 324A, the Barbados Companies Act, Cap. 308 or the Takeover Regulations prior to the Effective Time and (v) nothing in this Agreement shall

-55- prohibit or restrict the transfer (by distribution or otherwise) by Holdco to Seller or Seller Newco of any cash, cash equivalents or other assets (other than Company Shares) prior to the Closing. 6.3. Purchaser Shareholder Approval. Purchaser shall use its reasonable best efforts to take, in accordance with applicable Law and the Purchaser Organizational Documents, all actions necessary to call a meeting of its shareholders (the “Purchaser Meeting”) to be held on or before September 30, 2026 (which may be either an annual general or special general meeting pursuant to Purchaser's Organizational Documents), for the purpose of obtaining the Requisite Purchaser Vote required in connection with the Purchaser Share Issuance, provided that Purchaser shall not be liable for any breach of its obligations under this Section 6.3 (i) to the extent the Purchaser Meeting occurs after such date if such delay is principally caused by any failure of the Crown Parties to satisfy their applicable obligations relating to the Required Information under Section 6.8 to the extent such information is required by applicable Law to be included in the Purchaser Meeting Circular or (ii) Purchaser adjourns or postpones the Purchaser Meeting in accordance with this Section 6.3 and complies with its obligations to reconvene such Purchaser Meeting as set forth in this Section 6.3. Prior to the Purchaser Meeting and in accordance with applicable Law and Purchaser’s Organizational Documents, Purchaser shall prepare and send or otherwise make available to Purchaser’s shareholders the Purchaser Meeting Circular; and (y) the Crown Parties shall furnish all information concerning themselves, the Company and their respective Subsidiaries to Purchaser, and provide such other assistance (including in respect of any Required Information that is required by applicable Law to be included in the Purchaser Meeting Circular), as may be reasonably requested in connection with the preparation, filing and distribution of the Purchaser Meeting Circular. Prior to sending the Purchaser Meeting Circular (or any amendment or supplement thereto) to Purchaser’s shareholders, Purchaser shall (I) provide the Crown Parties and their counsel an opportunity to review and comment on the portions of such document, including the proposed final version thereof, to the extent relating to this Agreement, the Shareholder Agreement, the Share Purchase, the Purchaser Share Issuance or the other transactions contemplated hereby and thereby and (II) consider in good faith all comments reasonably proposed by the Crown Parties and their counsel with respect to such portions. Such meeting may be held virtually, subject to applicable Law and Purchaser’s Organizational Documents. Purchaser and its Board of Directors shall use its and their reasonable best efforts to obtain the Requisite Purchaser Vote, including by communicating to its shareholders its recommendation that Purchaser shareholders approve the Purchaser Share Issuance (and including such recommendation in the Purchaser Meeting Circular) (the “Purchaser Board Recommendation”). Purchaser and Purchaser’s Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to the Crown Parties the Purchaser Board Recommendation, (ii) fail to make the Purchaser Board Recommendation in the Purchaser Meeting Circular, (iii) adopt, approve, recommend or endorse a Purchaser Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse a Purchaser Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Purchaser Acquisition Proposal or (B) reaffirm the Purchaser Board Recommendation within ten (10) Business Days (or such fewer number of days as remains prior to the Purchaser Meeting) after a Purchaser Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”). However, subject to Section 8.1, if the Board of Directors of Purchaser, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that a Purchaser Acquisition Proposal constitutes a Superior

-56- Proposal and that it would more likely than not result in a violation of its fiduciary duties under applicable Law to make or continue to make the Purchaser Board Recommendation, the Board of Directors of Purchaser may, prior to the receipt of the Requisite Purchaser Vote, submit the Purchaser Share Issuance to its shareholders, without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), which submission shall (for the avoidance of doubt) constitute a Recommendation Change, in which event such Board of Directors may communicate the basis for its lack of a recommendation to its shareholders in the Purchaser Meeting Circular or an appropriate amendment or supplement thereto to the extent required by law; provided that the Purchaser’s Board of Directors may not take any actions under this sentence unless it (A) gives the Crown Parties at least three (3) Business Days’ prior written notice of its intention to take such action and a reasonable description of the Purchaser Acquisition Proposal giving rise to its determination to take such action (including, the latest material terms and conditions of, and the identity of the third party making, any such Purchaser Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (B) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by the Crown Parties and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that such Purchaser Acquisition Proposal nevertheless constitutes a Superior Proposal and that it would more likely than not result in a violation of its fiduciary duties under applicable Law to make or continue to make the Purchaser Board Recommendation. Any material amendment to any Purchaser Acquisition Proposal will be deemed to be a new Purchaser Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3. Purchaser shall adjourn or postpone the Purchaser Meeting if, as of the time for which such meeting is originally scheduled there are insufficient Purchaser Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Purchaser has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Purchaser Vote; provided that Purchaser shall use its reasonable best efforts to cause any adjourned or postponed Purchaser Meeting to be reconvened as promptly as reasonably practicable in accordance with applicable Law and the Purchaser Organizational Documents. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Purchaser Meeting shall be convened and the Purchaser Share Issuance shall be submitted to the shareholders of Purchaser at the Purchaser Meeting, and nothing contained herein shall be deemed to relieve Purchaser of such obligation. As used in this Agreement, (x) “Purchaser Acquisition Proposal” shall mean, with respect to Purchaser, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Purchaser and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Purchaser or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Purchaser, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Purchaser or the Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Purchaser, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction

-57- involving a party or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Purchaser and (y) “Superior Proposal” means any bona fide written Purchaser Acquisition Proposal that the Board of Directors of Purchaser has determined in good faith, after consultation with its financial advisors and outside legal counsel, and taking into account all legal, regulatory and other aspects of the proposal and the person making the proposal, is more favorable to Purchaser and its shareholders from a financial point of view than the Purchaser Share Issuance and the other transactions contemplated by this Agreement (including, as the case may be, any revisions to the terms of this Agreement proposed by the Crown Parties in response to such proposal or otherwise) and is reasonably likely to receive all required governmental approvals and financing on a timely basis and is otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of the definition of “Superior Proposal”, the references to “25%” in the definition of Purchaser Acquisition Proposal shall instead refer to “50%”. 6.4. Legal Conditions to Transactions. Subject in all respects to Section 6.1 of this Agreement, each party shall, and Purchaser and the Crown Parties shall cause each of their respective Subsidiaries (which in the case of the Crown Parties includes the Company) to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the consummation of the transactions contemplated hereby and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, including the Share Purchase, and (b) to obtain (and to cooperate with each other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Regulatory Agency, Governmental Authority and any other third party that is required to be obtained by the Crown Parties, the Company or Purchaser or any of their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. 6.5. Employee Matters. (a) Purchaser shall, or shall cause its applicable Subsidiary to, provide the employees of the Company and its Subsidiaries as of the Effective Time whose terms and conditions of employment are not covered by a Collective Bargaining Agreement (the “Continuing Employees”) and, to the Union Continuing Employees to the extent not covered or required under the applicable Collective Bargaining Agreement, during the period commencing on the Closing Date and ending on the earlier of the twenty-four (24) month anniversary of the Closing Date and the Continuing Employee’s or Union Continuing Employee’s termination of employment, with the following: (i) annual base salary or wages, as applicable, that are no less than the annual base salary or wages in effect for each such Continuing Employee or Union Continuing Employee immediately prior to the Effective Time; (ii) short-term incentive opportunities that are no less favorable than those in effect for such Continuing Employee or Union Continuing Employee immediately prior to the Effective Time, which shall be provided on terms substantially consistent with the applicable Company Benefit Plan pursuant to which such incentive opportunities are provided to such Continuing Employee immediately prior to the Effective Time; (iii) long-term incentive opportunities that are no less favorable than those in effect for such Continuing Employee or Union Continuing Employee immediately prior to the Effective Time; (iv) employee benefits (excluding benefits covered in subsections (i), (ii), (iii)

-58- and (v) herein and change in control or retention awards) that are no less favorable in the aggregate to those provided to such Continuing Employee or Union Continuing Employee immediately prior to the Effective Time; and (vi) severance benefits that are no less favorable than those for which such Continuing Employee or Union Continuing Employee was eligible as of immediately prior to the Effective Time, which shall be provided on terms substantially consistent with the applicable Company Benefit Plan pursuant to which such severance benefits are provided to such Continuing Employee or Union Continuing Employee immediately prior to the Effective Time. Purchaser shall, or shall cause its applicable Subsidiary to, honor all existing Collective Bargaining Agreements, and provide the employees of the Company and its Subsidiaries as of the Effective Time who are represented by a union or works council and whose terms and conditions of employment are covered by a Collective Bargaining Agreement (the “Union Continuing Employees”) with the terms and conditions of employment as stated in the applicable Collective Bargaining Agreement. (b) Purchaser shall, or shall cause its applicable Subsidiary to, assume and honor all Company Benefit Plans in accordance with their terms. Purchaser shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to, (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Purchaser or its Affiliates to be waived with respect to the Continuing Employees and Union Continuing Employees and their eligible dependents except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee and Union Continuing Employee under the corresponding Company Benefit Plan that is a group health plan in which such Continuing Employee and Union Continuing Employee participated immediately before the Effective Time, (ii) cause the amount of eligible expenses incurred and paid by each Continuing Employee and Union Continuing Employee and his or her eligible dependents that were credited to deductible and maximum out-of-pocket co-insurance requirements under the Company Benefit Plans to be credited for purposes of satisfying the corresponding deductible and maximum out-of-pocket co-insurance requirements under the corresponding benefit plans of Purchaser and its Affiliates and (iii) cause any of its (or its Affiliates’) employee benefit plans in which the Continuing Employees and Union Continuing Employees are entitled to participate to take into account for all purposes service by such Continuing Employees and Union Continuing Employees to the Company or any of its Affiliates or predecessors prior to the Effective Time as if such service were with Purchaser, to the same extent and for the same purpose that such service was recognized under a comparable Company Benefit Plan (except to the extent it would result in a duplication of benefits for the same period of service). (c) Prior to making any written or oral communications to the directors, officers or employees of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Crown Parties or Purchaser (as applicable) shall cause the Company to provide Purchaser, or Purchaser shall provide the Crown Parties (as applicable), with a copy of the intended communication, Purchaser or the Crown Parties (as applicable) shall have a reasonable period of time to review and comment on the communication, and the Crown Parties or Purchaser (as applicable) shall consider any such comments in good faith. Notwithstanding the foregoing, if a communication is substantially consistent with a prior communication for which the procedures contemplated by the immediately preceding sentence were completed, such procedures shall not be required for the subsequent communication.

-59- (d) Nothing in this Agreement shall confer upon any employee (including any Continuing Employee or Union Continuing Employee), officer, director or consultant of Purchaser, the Company or any of their respective Subsidiaries or Affiliates any right to continue in the employ or service of Purchaser, the Company or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way the rights of Purchaser, the Company or any Subsidiary or Affiliate thereof to discharge or terminate the services of any employee (including any Continuing Employee or Union Continuing Employee), officer, director or consultant of Purchaser, the Company or any of their respective Subsidiaries or Affiliates in accordance with applicable law and Collective Bargaining Agreements and any written agreements with a union or works council. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Purchaser Benefit Plan, the Company Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Purchaser, the Company or any of its Subsidiaries or Affiliates to amend, modify or terminate any particular Purchaser Benefit Plan, the Company Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 10.10, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including, any current or former employee, officer, director or consultant of Purchaser, the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates or any beneficiary or dependent thereof, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 6.6. Certain Tax Matters. (a) Tax Returns. Holdco shall, and shall cause the Company and its Subsidiaries to, arrange for the preparation and timely filing of all material corporate income Tax Returns of Holdco, the Company and the Company’s Subsidiaries that are required to be filed on or prior to the Closing Date (taking into account all valid extensions properly obtained) (“Company Tax Returns”). All Company Tax Returns shall be prepared in all material respects on a basis consistent with the past practices of the relevant entity or entities unless otherwise required by Law or a binding agreement or arrangement with any Tax authority. Seller shall use commercially reasonable efforts to deliver, or cause to be delivered, a draft of each Company Tax Return to Purchaser at least thirty (30) calendar days prior to the due date thereof (taking into account any extensions thereof); provided, that in the case of any Tax Return required to be filed on a monthly or less than monthly basis, Seller shall use commercially reasonable efforts to provide Purchaser with a draft of such Tax Return as soon as reasonably practicable in advance of the due date therefor. Seller shall consider in good faith any reasonable comments received from Purchaser in writing within fifteen (15) calendar days following the date such Tax Returns are delivered by Seller to Purchaser, or as soon as reasonably practicable in the case of any Tax Return required to be filed on a monthly basis. (b) Transfer Taxes. All sales, use, transfer, value added, stock transfer and stamp taxes, recording, registration and other fees and any similar Taxes (“Transfer Taxes") applicable to the sale by Seller of its shares in Holdco to Purchaser pursuant to this Agreement shall be borne fifty percent (50%) by Seller, on the one hand, and fifty percent (50%) by Purchaser, on the other hand, provided that, for the avoidance of doubt, to the extent such Transfer Taxes would not have arisen but for the Seller Newco Transfer, such Transfer Taxes shall be borne 100% by Seller, and to the extent such Transfer Taxes would not have arisen but

-60- for a Purchaser Bidco Designation, such Transfer Taxes shall be borne 100% by Purchaser. The party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Returns to the other party. Purchaser and Seller shall, and shall cause their respective Affiliates to, reasonably cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. (c) Tax Sharing Agreements. Effective as of no later than the Closing, any and all Tax sharing or allocation agreements or arrangements to which Holdco, the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than Holdco, the Company or any of its Subsidiaries), on the other hand, are parties (other than Ordinary Course Commercial Agreements and this Agreement and any other Transaction Document) shall be terminated, such that from and after the Closing, neither Seller nor any of its Affiliates (other than Holdco, the Company or any of its Subsidiaries), on the one hand, nor Purchaser or any of its Affiliates (including the Holdco, the Company and its Subsidiaries), on the other hand, shall have any liability to each other thereunder. None of Holdco, the Company or any of its Subsidiaries shall be required, as a result of such termination, to make any payment under any such terminated agreement or arrangement. (d) Cooperation in Tax Proceedings. From and after the Closing, Seller, Purchaser and their respective Subsidiaries shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return or in connection with any Tax Proceeding related to Holdco, the Company or its Subsidiaries for a taxable period (or portion thereof) ending on or before the Closing Date. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities in the possession of the relevant party. Notwithstanding anything to the contrary herein, neither Purchaser nor any of its Affiliates, on the one hand, nor Seller nor any of its Affiliates, on the other hand, shall be required to provide any information relating to Tax matters other than those relating solely to Holdco, the Company or the Company’s Subsidiaries, and Seller, on the one hand, and Purchaser, on the other hand, shall not be entitled to any information relating to, or a copy of, any consolidated, combined, affiliated or unitary Tax Return which includes Purchaser or any of its Affiliates, on the one hand, or Seller or any of its Affiliates on the other hand. 6.7. Seller Trademarks. (a) Purchaser acknowledges that, other than the limited transitional rights set forth in this Section 6.7(a), neither Purchaser nor any of its Affiliates (including, after the Closing, the Company and its Subsidiaries) are receiving or will have any right, title or interest in any Seller Trademarks or any other Trademarks that constitute or contain “CIBC,” or any abbreviations, translations, transliterations or derivations thereof, or any Trademarks confusingly similar thereto. At all times following the Closing, Purchaser shall not, and shall cause its Affiliates (including the Company and its Subsidiaries) not to, (i) use or display any of the Seller Trademarks or (ii) publicly use any materials in any form which use or depict any Seller Trademarks; provided, however, that the Company and its Subsidiaries may continue to use and

-61- display the Seller Trademarks solely during the Trademark Transition Period, solely in connection with their continued operation of the business of the Company and its Subsidiaries in substantially the same manner as used and displayed by the Company and its Subsidiaries within the six (6) months prior to the Closing, only as part of the composite Trademark “CIBC CARIBBEAN”; provided, further, that the foregoing restrictions in this Section 6.7(a) shall not prevent Purchaser and its Affiliates from using the Seller Trademarks in a nominative manner or making references to Seller or its Affiliates to describe the Company’s and its Subsidiaries’ historical relationship (including in communications with customers and in notices on websites and other materials) (provided that each such reference accurately describes such historical relationship and does not feature the Seller Trademarks in a manner more prominently than reasonably necessary for such purpose), or in a manner that otherwise constitutes fair use, or from retaining copies of materials that contain or display the Seller Trademarks for archival or other internal purposes or as required to comply with applicable Laws, in each case, in a manner that would not, even in the absence of a license or similar right, constitute trademark infringement under applicable Law. Notwithstanding any of the foregoing, Purchaser shall not, and shall cause its Affiliates (including the Company and its Subsidiaries) not to, at any time following the Closing, hold itself or themselves out as continuing to be Affiliates with Seller or any of its Affiliates. (b) For the purposes of this Agreement, (i) “Seller Trademarks” means all Trademarks owned by Seller or any of its Subsidiaries as of the Closing that constitute or contain “CIBC” and are used as of, or were used within the six (6) months prior to, the Closing by the Company or its Subsidiaries in the ordinary course of operating their respective businesses; and (ii) “Trademark Transition Period” means (x) with respect to the Trademarks set forth on Section 6.7(b) of the Seller Disclosure Schedule and solely for the uses described thereon, the applicable time period for such Trademarks set forth thereon, and (y) with respect to all other Trademarks, the eighteen (18) months immediately following the Closing Date or such earlier date as required by the Office of the Superintendent of Financial Institutions. 6.8. Financing Matters. (a) During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, the Crown Parties shall, and shall cause the Company to, use their reasonable best efforts, and to cause each of their Subsidiaries and its and their respective Representatives to, use their respective reasonable best efforts, to provide Purchaser with all customary cooperation and assistance in arranging, marketing and consummating the Subordinated Debt Financing as may be reasonably requested by Purchaser in writing, including using reasonable best efforts to: (i) as promptly as reasonably practicable in connection with the anticipated timing for the marketing of the Subordinated Debt Financing, furnish (or cause to be furnished) to Purchaser, (1) the Required Information (as defined below) and (2) such other financial or other pertinent and customary information regarding the Crown Parties, the Company and its Subsidiaries as is reasonably available to the Company at such time and as may be reasonably requested by Purchaser in writing, to the extent that such financial or other information is of the type and form required or customarily included in a registered public offering of debt or equity securities on Form F-3;

-62- (ii) cause the Company’s independent accountants to: (1) provide, consistent with customary practice, (A) customary auditor consents (including consents of accountants for use of their reports in any materials (including any registration statement) for the Subordinated Debt Financing), and (B) customary comfort letters (including ‘negative assurance’ comfort and change period comfort) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Purchaser or as customary for transactions similar to the Subordinated Debt Financing; and (2) participate in a reasonable number of accounting due diligence sessions and drafting sessions at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company; (iii) participate in and cause the Company’s management team, with appropriate seniority and expertise, including senior officers, to participate in a reasonable number of investor presentations, meetings, conference calls, drafting sessions, due diligence sessions, road shows and sessions with rating agencies and potential investors in connection with the Subordinated Debt Financing, in each case, at reasonable times and with reasonable advance notice, and in each case which shall be virtual unless otherwise agreed to by the Company; (iv) in connection with the Subordinated Debt Financing, provide reasonable and customary assistance to Purchaser in the preparation of customary rating agency presentations, investor presentations, bank information memoranda, registration statements, prospectuses, offering memoranda, private placement memoranda, offering documents, and similar documents reasonably requested in writing by Purchaser or required in transactions similar to the Subordinated Debt Financing, including the marketing thereof; (v) subject to Section 6.8(c), take all corporate actions reasonably requested by Purchaser to permit the consummation of the Subordinated Debt Financing; and (vi) cooperate in satisfying the conditions precedent set forth in any definitive document relating to the Subordinated Debt Financing (the “Definitive Documents”) to the extent the satisfaction of such condition requires the cooperation of, and is within the control of, the Company and its Subsidiaries and such condition is customarily included in the definitive documents for financings similar to the Subordinated Debt Financing. (b) For purposes of this Agreement, the term “Subordinated Debt Financing” means the issuance and sale by Purchaser or any of its Subsidiaries of subordinated notes or other subordinated debt securities in one or more public offerings or private placements from the date of this Agreement through the Closing Date, the proceeds of which will be used to finance a portion of the transactions contemplated by this Agreement. “Subordinated Debt Offering” means any offering of securities in connection with the Subordinated Debt Financing. (c) For purposes of this Agreement, the term “Required Information” means, with respect to the Company and its Subsidiaries: (i) (i) (x) the audited historical financial statements of the Company and its Subsidiaries for the periods required to be presented under Rule 3-05 of Regulation S-K; and (y) as may be required by Form F-3 in connection with the Subordinated Debt Offering, the

-63- unaudited consolidated balance sheet of the Company and its Subsidiaries and the related statements of income, cash flows, shareholders’ equity for any interim or quarterly periods required to be presented under Rule 3-05 of Regulation S-X, and the corresponding period of the prior fiscal year (which, in each case, are subject to normal year-end adjustments) and related footnote disclosures, in each case prepared in accordance with IFRS, as applicable, and meeting the requirements of Regulation S-X under the Securities Act and all accounting rules and regulations of the SEC applicable to a registration statement on Form F-3 and a registered offering conducted pursuant thereto; (ii) reasonable and customary information and assistance to permit Purchaser to prepare pro forma financial statements and any other pro forma information, including any pro forma adjustments, giving effect to the Share Purchase and the other transactions contemplated by this Agreement and the Subordinated Debt Offering as required by Article 11 of Regulation S-X and meeting the requirements of Regulation S-X under the Securities Act and all accounting rules and regulations of the SEC applicable to a registration statement on Form F-3 and a registered offering conducted pursuant thereto; and (iii) such other customary and pertinent information as may be reasonably requested by Purchaser to the extent that such information is customarily included in offering documents for investment grade debt securities or is necessary to receive customary “comfort” letters (including negative assurance and customary change period comfort) and customary consents or authorization letters and management representation letters to the inclusion of the relevant auditor reports from the applicable independent registered public accounting firm; (d) The Crown Parties shall cause the Company to use reasonable best efforts to periodically update any Required Information provided to Purchaser as may be necessary so that such Required Information (i) is Compliant (as defined below) and (ii) meets the applicable requirements set forth in the definition of “Required Information”, in each case throughout the marketing period for the Subordinated Debt Offering. (i) For purposes of this Agreement, the term “Compliant” means, with respect to the Required Information, that (a) such Required Information does not, taken as a whole, contain any untrue statement of a material fact regarding the Company and its Subsidiaries or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Information, in light of the circumstances under which the statements contained in the Required Information are made, not materially misleading, (b) such Required Information complies in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of securities on Form F-3 that would be applicable to such Required Information, (c) the Company and its Subsidiaries have not stated their intent to, or determined that they must, restate any historical financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, (d) no independent registered public accounting firm shall have withdrawn, amended or qualified any audit report with respect to any financial statements contained in the Required Information and (e) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under the requirements of Regulation S-X under the Securities Act for a

-64- registered public offering of securities on Form F-3 and are sufficient to permit the Company’s independent registered public accounting firm to issue a customary “comfort” letter to the underwriters of the Subordinated Debt Offering (including as to customary negative assurances and change period comfort). (e) The foregoing notwithstanding, none of the Crown Parties, the Company nor any of their respective Affiliates shall be required to take or permit the taking of any action pursuant to this Section 6.8 that could (1) require the Crown Parties, the Company, their respective Subsidiaries or any of their respective Affiliates or any persons who are officers or directors of such entities to pass resolutions or consents to approve or authorize the execution of the Definitive Documents or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement (provided that the Crown Parties will, to the extent otherwise required hereby, use reasonable best efforts to cause persons who will continue as officers or directors, as applicable, of the Company after the occurrence of the Closing, and who will not be removed or replaced in connection therewith, to pass resolutions and to execute documents in their capacities as such officers or directors, in each case which resolutions and documents are subject to and conditioned upon, and do not become effective until, the occurrence of the Closing); (2) cause any representation or warranty in this Agreement to be breached by the Crown Parties, the Company or any of their respective Affiliates; (3) require the Crown Parties, the Company or any of their respective Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation in connection with the Subordinated Debt Financing or otherwise incur any obligation under any agreement, certificate, document or instrument (except with respect to the Company only to the extent the effectiveness of any such fee, expense, liability or obligation is subject to and conditioned upon the occurrence of Closing); (4) reasonably be expected to cause any director, officer, employee or shareholder of the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates to incur any personal liability; (5) reasonably be expected to conflict with the Organizational Documents of the Company or any of its Subsidiaries or Affiliates or any Laws; (6) reasonably be expected to result in a material violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Company Contract; (7) provide access to or disclose information that the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates; (8) require the delivery of any opinion of counsel; (9) unreasonably and materially interfere with the ongoing business or operations of the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates; or (10) require the Crown Parties, the Company or any of their respective Subsidiaries or Affiliates to prepare or deliver any Excluded Information. Nothing contained in this Section 6.8 or otherwise in this Agreement shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Subordinated Debt Financing. (f) The parties hereto acknowledge and agree that the provisions contained in this Section 6.8 represent the sole obligation of the Crown Parties and the Company and their respective Subsidiaries and Representatives with respect to cooperation in connection with the arrangement of any financing to be obtained by Purchaser or any of its Subsidiaries with respect to the transactions contemplated by this Agreement and no other provision of this Agreement

-65- (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations (unless expressly provided for). (g) Nothing contained in this Section 6.8 or otherwise in this Agreement shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Subordinated Debt Financing. Purchaser shall indemnify and hold harmless the Crown Parties or the Company and their respective Affiliates and their respective Representatives (as applicable) from and against any and all losses suffered or incurred by them in connection with the arrangement of the Subordinated Debt Financing, any action taken by them at the request of Purchaser or its Representatives pursuant to this Section 6.8 and any information used in connection therewith. 6.9. Indemnification; Directors’ and Officers’ Insurance. (a) From and after the Effective Time, Purchaser shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable Law) such persons are indemnified as of the date of this Agreement by the Crown Parties or the Company or its Subsidiaries pursuant to (i) the Organizational Documents of the Company, (ii) the Organizational Documents of any Subsidiary of the Company and (iii) any indemnification agreements with any present or former director, officer or employee of the Company or its Subsidiaries, in each case in existence as of the date hereof and disclosed in Section 6.9(a) of the Seller Disclosure Schedule, each present and former director, officer or employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. (b) For a period of six (6) years after the Effective Time, Purchaser shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Purchaser may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that Purchaser shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Purchaser shall cause to be maintained policies of insurance which, in Purchaser’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Purchaser, in consultation with the Crown Parties and the Company, may obtain at or prior to the Effective Time a six (6)-year “tail” policy under the

-66- Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. (c) It is agreed and acknowledged that any indemnification obligations by the Crown Parties or its Affiliates (other than the Company and its Subsidiaries) in favor of any Indemnified Party and any coverage pursuant to directors’ and officers’ liability insurance shall each terminate as of the Closing. (d) The provisions of this Section 6.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives. If Purchaser or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing company of such consolidation or merger, or (ii) transfers all or substantially all its assets or deposits to any other person or engages in any similar transaction, then in each such case, Purchaser will cause proper provision to be made so that the successors and assigns of Purchaser will expressly assume the obligations set forth in this Section 6.9. 6.10. Further Assurances. The parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby. 6.11. Advice of Changes. Each party shall promptly advise each other party, as applicable, of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that such party believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII to be satisfied; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.11 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.11 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. 6.12. Shareholder Litigation. Each party shall give each other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement, and shall give each other party (at such other party’s expense) the opportunity to participate in the defense or settlement of any such litigation. Each party shall give the other parties the right to review and comment on all filings or responses to be made in connection with any such litigation, and will in good faith take such comments into account. No party shall, and the Crown Parties shall cause the Company not to, agree to settle any such litigation without the prior written consent of Purchaser (in the case of a settlement by

-67- the Crown Parties or the Company) or the Crown Parties (in the case of a settlement by Purchaser), which consent shall not be unreasonably withheld, conditioned or delayed; provided, that each other party shall not be obligated to consent to any settlement which does not include a full release of such other party and its Affiliates or which imposes an injunction or other equitable relief on such party or any of its Affiliates. 6.13. Acquisition Proposals. (a) Neither Purchaser nor the Crown Parties shall, and each shall cause its respective Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Purchaser Acquisition Proposal or Company Acquisition Proposal, as applicable, (ii) engage or participate in any negotiations with any person concerning any Purchaser Acquisition Proposal or Company Acquisition Proposal, as applicable, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Purchaser Acquisition Proposal or Company Acquisition Proposal, as applicable, or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.13(a)) in connection with or relating to any Purchaser Acquisition Proposal or Company Acquisition Proposal, as applicable. Notwithstanding the foregoing, (x) in the event that after the date of this Agreement and prior to the receipt of the Requisite Purchaser Vote, Purchaser receives an unsolicited bona fide written Purchaser Acquisition Proposal, Purchaser may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data (provided that no such information or data relates to the Company or the Crown Parties) and participate in such negotiations or discussions with the person making the Purchaser Acquisition Proposal if the Board of Directors of Purchaser concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Purchaser shall have entered into a confidentiality agreement with the person making such Purchaser Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with Purchaser and (y) in the event that after the date of this Agreement, any of the Crown Parties or the Company receives an unsolicited bona fide written Company Acquisition Proposal, the Company may (and the Crown Parties may permit the Company to), and the Company (and the Crown Parties) may permit the Company’s Subsidiaries and the Company’s and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data (provided that no such information or data relates to Purchaser) and participate in such negotiations or discussions with the person making the Company Acquisition Proposal if the Board of Directors of the Company concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable Law; provided that, prior to furnishing any confidential or

-68- nonpublic information permitted to be provided pursuant to this sentence, the Company shall have entered into a confidentiality agreement with the person making such Company Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company. Each of Purchaser and the Crown Parties will, and will cause its respective Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than the Crown Parties and the Company, with respect to any Purchaser Acquisition Proposal or Company Acquisition Proposal, as applicable. Purchaser will promptly (within twenty-four (24) hours) advise the Crown Parties following receipt of any Purchaser Acquisition Proposal or any inquiry which could reasonably be expected to lead to a Purchaser Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Purchaser Acquisition Proposal), will provide the Crown Parties with an unredacted copy of any such Purchaser Acquisition Proposal and any draft agreements, proposals or other materials received or provided in connection with any such inquiry or Purchaser Acquisition Proposal, and will keep the Crown Parties apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Purchaser Acquisition Proposal. The Crown Parties will promptly (within twenty-four (24) hours) advise Purchaser following receipt of any Company Acquisition Proposal or any inquiry which could reasonably be expected to lead to a Company Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Company Acquisition Proposal), will provide Purchaser with an unredacted copy of any such Company Acquisition Proposal and any draft agreements, proposals or other materials received or provided in connection with any such inquiry or Company Acquisition Proposal, and will keep Purchaser apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Company Acquisition Proposal. Each of Purchaser and the Crown Parties shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Company Acquisition Proposal” shall mean any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of the Company or Holdco, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of the Company or Holdco, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or Holdco, in each case other than the transactions contemplated by this Agreement. (b) Nothing contained in this Agreement shall prevent Purchaser or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Purchaser Acquisition Proposal; provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

-69- 6.14. Public Announcements. Purchaser and the Crown Parties agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by Purchaser and the Crown Parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of, after reasonable notice, Purchaser, in the case of any release or announcement or statement by the Crown Parties, in the case of a release or announcement or statement by Purchaser (which consent, in each case, shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable Law or the rules or regulations of any applicable Governmental Authority or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other parties about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.14. 6.15. Takeover Bid. (a) Seller shall and shall cause its Subsidiaries (including, prior to the Closing, Holdco and the Company) to use their reasonable best efforts to cooperate with Purchaser (and, following the Closing, Holdco, the Company, Purchaser Bidco and Purchaser Amalco, as applicable) (i) in Purchaser making or causing to be made, following the Closing and in accordance with the applicable provisions of the Take-Over Bid Regulations, 2002 (the “Takeover Regulations”) and other applicable Law, a takeover bid (a “Takeover Bid”) for Purchaser or its controlled Affiliate (“Purchaser Bidco”) to purchase all or any portion of the Company Shares not owned by Holdco as of the Closing (each an “Outstanding Company Share”) for consideration per Outstanding Company Share equal to (x) the Per Company Share Stock Consideration and (y) the Per Company Share Cash Consideration ((x) and (y) together, the “Base Consideration”), provided that each holder of Outstanding Company Shares will have the right to elect to receive up to 100% of the Base Consideration in Purchaser Ordinary Shares (with the number of Purchaser Ordinary Shares being calculated using the same price per share that was used to calculate the Per Company Share Stock Consideration), without proration, and (ii) in accordance with Section 208 of the Barbados Companies Act and other applicable Law, an amalgamation of the Company and a newly formed Barbados company that is a controlled Affiliate of Purchaser (“Purchaser Amalco”), which amalgamation process (I) shall be completed after the Closing, (II) may be initiated and completed substantially concurrently with the initiation and closing of the Takeover Bid, respectively and (III) shall provide to any holders of Outstanding Company Shares that are not acquired in the Takeover Bid the same consideration (and choice of consideration) in respect of each such Outstanding Company Share as that described in the foregoing clause (i). (b) Purchaser and the Crown Parties shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting Purchaser’s acquisition of control of the Company (including the provisions of Article I), if and to the extent that they both deem such change to be necessary, appropriate or desirable. Purchaser and the Crown Parties agree to reflect any such change in an appropriate amendment to this Agreement executed by such parties in accordance with Section 10.1. Without limitation

-70- of the preceding two sentences, Purchaser and the Crown Parties hereby agree that they shall take the actions set forth on Section 6.15(b) of the Seller Disclosure Schedule. 6.16. Restructuring Efforts. If Purchaser shall have failed to obtain the Requisite Purchaser Vote at the duly convened Purchaser Meeting or any adjournment or postponement thereof, each of the parties shall in good faith use its reasonable best efforts to negotiate a restructuring of the transactions provided for herein (it being understood that neither party shall have any obligation to alter or change any material terms, including the amount or kind of the consideration to be delivered to the Crown Parties) and/or resubmit the Purchaser Share Issuance and/or any required shareholder approvals resulting from the restructuring of the transaction pursuant to this Section 6.16 to Purchaser’s shareholders for approval. 6.17. Stock Exchange Listings. (a) Purchaser shall cause the Purchaser Ordinary Shares to be issued in connection with this Agreement to be approved for listing on (i) the New York Stock Exchange (the “NYSE”) and (ii) to the extent required under applicable Law or binding rule or regulation of the Bermuda Stock Exchange (the “BSX”), on the BSX, in each case, subject to any official notice of issuance as may be required by the NYSE and/or the BSX, at the Effective Time. (b) Purchaser shall use its reasonable best efforts to establish a secondary listing of the Purchaser Ordinary Shares on the Barbados Stock Exchange, effective substantially concurrently with the Closing, and shall use commercially reasonable efforts to establish further secondary listings of the Purchaser Ordinary Shares on the Trinidad & Tobago Stock Exchange and The Bahamas Stock Exchange. 6.18. Non-Competition and Non-Solicitation. (a) For a period of three (3) years following the Closing Date (the “Restricted Period”), none of Seller or any of its controlled Affiliates (the “Crown Group”) shall directly or indirectly, own, manage, operate or engage in, or participate in the ownership, management or operation of or engagement in the business of providing corporate lending and deposit taking, retail lending (including residential mortgages) or deposit taking, private banking, wealth management or trust administration services in (x) any jurisdictions in which the Company and its Subsidiaries operate as of the date of this Agreement or (y) Bermuda (clauses (x) and (y), the “Covered Territory”); provided that the foregoing restriction set forth in this Section 6.18(a) shall be subject to the following exceptions: (i) the Crown Group may continue to own, manage or operate any businesses that are owned, managed or operated by any member of the Crown Group that operates in the Covered Territory as of the date of this Agreement (other than the Company or any of its Subsidiaries) (it being understood that such businesses substantially consist of internal funding and liquidity operations of the Crown Group, reinsurance businesses and capital markets businesses), and any reasonable extensions of such businesses; (ii) this Section 6.18 shall not impose any restriction with respect to (1) the activities of the Crown Group’s global capital markets business; (2) activities of the

-71- Crown Group’s internet or mobile banking business; or (3) the Crown Group’s provision of credit, debit or other payment services to its customers on a worldwide basis; and (iii) the Crown Group shall be permitted to invest in, purchase or acquire (through merger, stock purchase, purchase or otherwise), a person (an “Acquisition Target”) that, directly or indirectly, engages in an existing business in the Covered Territory (such existing business of such person, a “Competing Business”); provided that (x) the Crown Group is a passive investor in, and owns not more than 4.9% of the outstanding capital stock of, such Competing Business, (y) the aggregate revenue of the Competing Businesses in the last completed fiscal year of such Acquisition Target prior to the consummation of such purchase or acquisition by a member of the Crown Group does not exceed fifteen percent (15%) of such Acquisition Target’s aggregate consolidated revenues for such fiscal year or (z) (A) the aggregate revenue of the Competing Businesses in the last completed fiscal year of such Acquisition Target prior to the consummation of such purchase or acquisition by a member of the Crown Group exceeds fifteen percent (15%) but does not exceed forty percent (40%) of such Acquisition Target’s aggregate consolidated revenues for such fiscal year and (B) Seller or its applicable Subsidiary satisfies its obligations in Section 6.18(a)(iv). (iv) If during the Restricted Period a member of the Crown Group acquires an Acquisition Target that engages in a Competing Business that meets the criteria described in clause (z)(A) of Section 6.18(a)(iii), then, within sixty (60) days of the consummation of such acquisition, Seller shall provide Purchaser the first opportunity to make an offer to acquire such Competing Business by providing written notice to Purchaser a “Divestiture ROFO Notice”), describing the Competing Business to be divested, including the assets and liabilities thereof (and, if applicable, equity interests) (the “Offered Business”), and any other material terms of the proposed divestiture (other than price), and reasonable access to such financial statements, material contracts and other customary due diligence materials relating to the Offered Business. Following the delivery of the Divestiture ROFO Notice, Purchaser shall have the right, but not the obligation, to deliver to Seller an offer to purchase all, but not less than all, of the Offered Business, which offer shall state the material terms (including price) and conditions of such offer, within twenty (20) Business Days after Purchaser’s receipt of the Divestiture ROFO Notice (a “Divestiture ROFO Offer”). If Purchaser timely delivers a Divestiture ROFO Offer, Seller shall consider the terms thereof in good faith and deliver written notice to Purchaser within ten (10) Business Days of its receipt of such Divestiture ROFO Offer of (i) its acceptance or rejection of such offer or (ii) a counter-offer specifying any proposed modified terms on which it would accept such Divestiture ROFO Offer (in which case Purchaser shall have five (5) Business Days to determine whether to proceed) and if such offer is accepted by Seller or such counter-offer is accepted by Purchaser, Purchaser and Seller shall in good faith engage in exclusive negotiations for a period of forty-five (45) days (the “ROFO Negotiation Period”), with a view to execution and delivery of definitive documentation and consummation of the acquisition (which may be by means of an asset purchase, share purchase, merger, amalgamation, combination or other transaction or series of related transactions) of the Offered Business by Purchaser as soon as reasonably practicable. If Purchaser (A) does not timely deliver a Divestiture ROFO Offer (or timely accept a counter-offer in respect thereof), or (B) enters into the ROFO Negotiation Period but the parties fail to enter into definitive documentation with respect to such purchase during the ROFO Negotiation Period, Seller and its applicable Affiliates shall use reasonable best efforts to (I) enter into definitive documentation

-72- with a third party to divest the Offered Business within six (6) months following the occurrence of the event described in the foregoing clause (A) or (B) and (II) consummate such divestiture as promptly as practicable thereafter (and in any event within six (6) months of the entry into definitive documentation for such divestiture or as soon as practicable following the receipt of any required regulatory approvals). (b) In addition to the exceptions set forth above, during the Restricted Period any member of the Crown Group shall also be permitted to: (i) adjudicate, administer, amend, extend, refinance any mortgage loan or other loan or credit made by any member of the Crown Group (other than the Company and its Subsidiaries) prior to the Closing Date; (ii) hold or exercise rights of ownership with respect to any security held by such member of the Crown Group in a fiduciary capacity or otherwise for the benefit of a person not affiliated with any member of the Crown Group; (iii) acquire, hold or exercise rights of ownership with respect to any security or assets pledged to a member of the Crown Group as collateral for a bona fide loan or acquire, hold, or exercise any rights with respect to any loans or other financial instruments acquired in connection with the trading, market making or hedging activities of the Crown Group; (iv) underwrite, make markets, or otherwise trade in any securities offering by any person engaged in a Competing Business; (v) acquire an interest in as part of ordinary course investment and acquisition activities by any advised or any pooled investment vehicle or fund in which a member of the Crown Group is an investor or manager or for which a member of the Crown Group acts as a fiduciary or as part of ordinary course asset management activities of any pension or other benefit plans of any member of the Crown Group. (c) During the Restricted Period, no member of the Crown Group, on the one hand, and none of Purchaser or any of its Subsidiaries, on the other hand, shall, directly or indirectly: (i) knowingly cause, knowingly induce or knowingly encourage any customer of (A) in the case of the restrictions applicable to the Crown Group, the Company or its Subsidiaries (as of the Closing Date) through the use of customer lists of the Company or its Subsidiaries and (B) in the case of the restrictions applicable to Purchaser and its Subsidiaries, any member of the Crown Group (as of the Closing Date) through the use of customer lists of members of the Crown Group, to terminate or adversely modify any relationship with the Company or any of its Subsidiaries or Purchaser or any of its Subsidiaries, as applicable, provided that the foregoing shall not prohibit solicitations or advertisements that are not specifically and knowingly targeted at customers of either Purchaser and its Subsidiaries (in the case of the Crown Group) or any member of the Crown Group (in the case of Purchaser and its Subsidiaries) or the provision of any services to customers in response to such solicitations or in response to inquiries initiated by a customer; or (ii) hire or solicit the employment of, or attempt to recruit for employment any individual employed by, (A) in the case of the restrictions applicable to the Crown Group, the Company or any of its Subsidiaries, and (B) in the case of the restrictions applicable to Purchaser and its Subsidiaries, any member of the Crown Group (as of the Closing Date), during the previous six (6) months prior to such hiring, solicitation or attempt to recruit, provided that the foregoing shall not prohibit (A) general solicitations of employment not targeted at any such current or former employee of the Company or any of its Subsidiaries or Purchaser or any of its Subsidiaries, as applicable (and the hiring of any person as a result of such solicitation), or (B) the hiring of any individual who initiates discussions regarding such employment without any solicitation by the applicable party in violation of this Section 6.18(c).

-73- (d) Notwithstanding anything to the contrary, none of the restrictions set forth in this Section 6.18 shall apply to, or prohibit or restrain any activities, actions or conduct of any person that ceases to be a member of the Crown Group or to any person that ceases to be a Subsidiary of Purchaser and no such restrictions shall survive the end of the Restricted Period. (e) The parties hereto acknowledge that the covenants in this Section 6.18 have been made in order to induce the parties to enter into and consummate the Share Purchase and are integral to this Agreement and that each such party would not enter into and consummate the Share Purchase without the agreement of the other party to the covenants contained in this Section 6.18. The parties hereto further acknowledge and agree that this Section 6.18 constitutes an independent covenant that shall not be affected by performance or nonperformance of any other provision of this Agreement and that no monetary consideration is receivable by the Crown Group for the covenants contained in this Section 6.18. In the event that any of the provisions of this Section 6.18 should ever be adjudicated and found by a final determination of a court or any other Governmental Authority of competent jurisdiction to exceed the time, scope, geographic, or other limitations permitted by applicable Law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, scope, geographic or other limitations enforceable under applicable Law in a means that comes closest to expressing the intention of the invalid or unenforceable provision, in order to render the restrictive covenants set forth in this Section 6.18 enforceable to the fullest extent permitted by applicable Law. Each party further acknowledges that a violation of this Section 6.18 would cause immeasurable injury to the other party and that, in the event of a breach by such party or its controlled Affiliates of this Section 6.18, the other party will not have an adequate remedy at law. Accordingly, in the event of any such breach, the non-breaching party shall be entitled to seek such equitable and injunctive relief as may be available to restrain the breaching party and its controlled Affiliates from the violation of the provisions hereof in any court of competent jurisdiction and injunctive relief without the necessity of posting a bond or proving special damages. Nothing herein, however, shall be construed as prohibiting any party from pursuing any other remedies available at law or equity for such breach, including the recovery of damages. 6.19. Transition Services Agreement; Transition Plan. As promptly as reasonably practicable following the date of this Agreement, but in any event no later than one- hundred twenty (120) days following the date of this Agreement, the parties shall negotiate in good faith a Transition Services Agreement (the “Transition Services Agreement”), which shall be consistent with the terms set forth in Exhibit B (the “TSA Term Sheet”). (b) Between the date of this Agreement and the Closing Date, the parties shall designate certain persons to serve as members of one or more (as agreed by the parties) transition teams with Representatives of the parties and cause such persons to devote time to transition matters, including periodic meetings to discuss planning and implementation of transition plans, and (b) reasonably cooperate with the other parties to assist in the formulation of a mutually agreed comprehensive joint transition plan in furtherance of the transactions and services contemplated by the Transition Services Agreement (it being understood that, in the preparation of such transition plan, each party shall allocate sufficient personnel, reasonably cooperate, and cause the members of the transition team or teams to negotiate in good faith). Following the development of such transition plan and until the Closing, each party shall use its commercially reasonable efforts to execute the transition plan.

-74- 6.20. D&O Resignations. The Crown Parties shall use reasonable best efforts to deliver, or cause to be delivered, to Purchaser written resignations, effective as of the Closing Date, of each of the then-serving directors and officers of the Company and its Subsidiaries (except for those directors and officers whom Purchaser shall have specified in writing to the Company no less than five (5) Business Days prior to the Closing). For the avoidance of doubt, nothing in this Section 6.20 shall require such directors and officers’ resignation from or termination of employment by the Company or its Subsidiaries (if applicable). 6.21. Purchaser Board Appointment. Subject to and in accordance with the terms of the Shareholder Agreement, prior to the Closing Date, Purchaser shall take all necessary actions to cause two (2) individuals designated by the Crown Parties in writing prior to the Closing after reasonable consultation with Purchaser to be appointed to Purchaser’s Board of Directors immediately following the Effective Time, which individuals shall be the initial Shareholder Directors (as defined in the Shareholder Agreement). 6.22. Governance; Headquarters; Operations. The parties agree to the matters set forth on Section 6.22 of the Seller Disclosure Schedule. 6.23. Covered Securities. (a) Seller shall, prior to the Closing, acquire (or cause to be acquired by a Subsidiary of Seller other than the Company or any of its Subsidiaries) for cash the securities set forth on Section 6.23 of the Seller Disclosure Schedule (the “Covered Securities – Type A”) from the applicable counterparties set forth on Section 6.23(a) of the Seller Disclosure Schedule and for the purchase price set forth for the applicable Covered Securities – Type A on Section 6.23(a) of the Seller Disclosure Schedule (or, to the extent such purchase price is not set forth on Section 6.23(a) of the Seller Disclosure Schedule, at a purchase price as mutually determined by Purchaser and Seller, acting reasonably and in good faith, but in no event less than the fair value of the applicable Covered Securities – Type A). (b) Seller shall, prior to the Closing, directly or indirectly, acquire, redeem, repay or otherwise satisfy (or cause to be acquired, redeemed, repaid or otherwise satisfied by a Subsidiary of Seller other than the Company or any of its Subsidiaries) (or offer to do the foregoing) for cash the securities set forth on Section 6.23(b) of the Seller Disclosure Schedule (the “Covered Securities – Type B” and, together with the Covered Securities – Type A, the “Covered Securities” ) for the consideration set forth for the applicable Covered Securities – Type B on Section 6.23(b) of the Seller Disclosure Schedule. 6.24. Seller Newco Transfer. Notwithstanding anything to the contrary in this Agreement, Crown may transfer or cause to be transferred to a newly formed entity that is wholly owned (directly or indirectly) by Crown or any of its wholly-owned Subsidiaries (“Seller Newco” ) all of its equity interests in Holdco (any such transfer, the “Seller Newco Transfer” ), in each case, at or prior to the Closing. In the event of any Seller Newco Transfer, (a) all references to “Seller” in the first sentence of Section 1.1 and Sections 1.3(a), 1.4(a), 1.4(b), 3.4(a) and 6.6(a) shall be deemed to reference Seller Newco in lieu of Crown, (b) all references to “Crown Parties” (other than such references that are as of a specific date that precedes the

-75- Seller Newco Transfer) shall be deemed to include Seller Newco, (c) Seller Newco shall execute a joinder to this Agreement reasonably satisfactory to Purchaser pursuant to which it shall agree to be bound by the provisions of this Agreement described in the foregoing clauses (a) and (b) as if it were a “Seller” or “Crown Party” (as applicable) and (d) Crown shall ensure that Seller Newco has all necessary corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and any other Transaction Documents to which it will be a party and to consummate the transactions contemplated by this Agreement and any other Transaction Documents to which it will be a party in accordance with the terms hereof and thereof. 6.25. Purchaser Bidco. Notwithstanding anything to the contrary in this Agreement, Purchaser may designate to Purchaser Bidco its right to acquire the Holdco Shares pursuant to Section 1.3(a) (a “Purchaser Bidco Designation”); provided that any such designation shall not relieve Purchaser of its Liabilities or obligations hereunder. In accordance with the Takeover Regulations, following such designation in accordance with the preceding sentence, Purchaser Bidco shall thereafter be the entity undertaking the Takeover Bid and acquiring the Company Shares validly tendered pursuant thereto, Purchaser Bidco shall execute a joinder to this Agreement reasonably satisfactory to the Crown Parties pursuant to which it shall agree to be bound by the provisions of this Agreement described in the foregoing sentence as if it were “Purchaser” (subject to the proviso in the foregoing sentence) and Purchaser shall ensure that Purchaser Bidco has all necessary corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement. 6.26. Closing Payments Matters. Seller shall prepare or cause the Company to prepare and deliver to Purchaser, a spreadsheet or other similar form of report (the “Closing Payments Report”) in form and substance reasonably satisfactory to Purchaser, not later than five (5) Business Days prior to the Closing Date and dated as of the Closing Date setting forth (i) the balance as of the date that is ten (10) days prior to the Closing Date of the obligations of Seller to the Company under that certain Letter Agreement regarding the CIBC Caribbean Long Term Incentive Plan, dated October 18, 2024, between the Company and Seller in respect of Company LTIP Awards, as reflected in a report prepared as between the Company and Seller and reflected in the accounting books and records of Seller and the Company (such balance, the “LTIP Closing Amount”), together with reasonable supporting information, and (ii) each of the Transaction Expenses and the Person to whom such Transaction Expense is owed along with reasonably supporting detail, including invoices. “Transaction Expenses” means the amount of all out of pocket fees, costs and expenses of the Company incurred prior to Closing in connection with the transactions contemplated by this Agreement, including the negotiation, execution and preparation of this Agreement and the performance and compliance with this Agreement, that are payable to financial advisors, legal counsel, auditors, accountants and other third-party advisors. The “Transaction Expense Amount” shall be equal to (x) the aggregate amount of all Transaction Expenses less (y) $18,000,000 (the “Transaction Expense Cap”), provided that if the result of such calculation is a negative number, the Transaction Expense Amount shall be deemed to be zero.

-76- ARTICLE VII CONDITIONS PRECEDENT 7.1. Conditions to Each Party’s Obligation to Effect the Share Purchase. The respective obligations of the parties to effect the Share Purchase shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) Shareholder Approvals. The Purchaser Share Issuance shall have been approved by the shareholders of Purchaser by the Requisite Purchaser Vote. (b) Listing of Ordinary Shares. The Purchaser Ordinary Shares that shall be issuable to Seller (or its applicable Affiliate) pursuant to this Agreement shall have been authorized for listing on (i) the NYSE and (ii) to the extent required under applicable law or binding rule or regulation of the BSX, the BSX, subject, in each case, to any official notice of issuance as may be required by the NYSE and/or the BSX. (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Share Purchase or any of the other transactions contemplated by this Agreement shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits or makes illegal consummation of the Share Purchase or any of the other transactions contemplated by this Agreement. 7.2. Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Share Purchase are also subject to the satisfaction, or waiver by Purchaser, at or prior to the Effective Time, of the following conditions: (a) Representations and Warranties. The representations and warranties relating to the Company set forth in Section 2.7(a) (after giving effect to the lead-in to Article II and Article III, as applicable) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The representations and warranties relating to the Company set forth in Section 2.1(a), Section 2.1(b) (other than the last sentence thereof) and Section 2.2(d), and the representations and warranties of the Crown Parties set forth in Section 3.1, Section 3.2(a), Section 3.4 and Section 3.5 (in each case after giving effect to the lead-in to Article II and Article III, as applicable), in each case, read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of the Crown Parties set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article II and Article III, as applicable) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this

-77- sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, in the case of the Company, has had or would reasonably be expected to have a Material Adverse Effect on the Company and, in the case of the Crown Parties, would have a material adverse effect on the ability of the Crown Parties to timely consummate the transactions contemplated hereby. Purchaser shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of Seller to such effect. (b) Performance of Obligations of the Crown Parties and the Company. The Crown Parties shall have performed in all material respects the obligations, covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate dated as of the Closing Date and signed on behalf of the Crown Parties by the Chief Executive Officer or the Chief Financial Officer of Seller to such effect. For purposes of this Section 7.2(b), subject to Section 10.5, any failure by the Company or any of its Subsidiaries to perform or comply with any covenant, agreement or obligation that the Crown Parties are required under this Agreement to cause the Company or such Subsidiary to perform or comply with shall be deemed a failure by the Crown Parties to perform their obligations under this Agreement. (c) Regulatory Approvals. (i) The Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition. 7.3. Conditions to Obligations of the Crown Parties. The obligation of the Crown Parties to effect the Share Purchase is also subject to the satisfaction, or waiver by the Crown Parties, at or prior to the Effective Time of the following conditions: (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 4.6(a) (after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The representations and warranties of Purchaser set forth in Section 4.2(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the representations and warranties of Purchaser set forth in Section 4.1(a), Section 4.1(b), Section 4.2(b), Section 4.3(a) and Section 4.5 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Purchaser set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the

-78- Closing Date as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect on Purchaser. The Crown Parties shall have received a certificate dated as of the Closing Date and signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to the foregoing effect. (b) Performance of Obligations of Purchaser. Purchaser shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and the Crown Parties shall have received a certificate dated as of the Closing Date and signed on behalf of Purchaser by the Chief Executive Officer or the Chief Financial Officer of Purchaser to such effect. (c) Requisite Regulatory Approvals. The Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. ARTICLE VIII TERMINATION AND AMENDMENT 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Purchaser Vote. (a) by mutual written consent of Purchaser and Seller; (b) by either Purchaser or Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the Share Purchase and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Share Purchase, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party (and in the case of Seller, Holdco or the Company and its Subsidiaries) seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; (c) by either Purchaser or Seller if the Share Purchase shall not have been consummated on or before the date that is fifteen (15) months after the date of this Agreement (as it may be extended pursuant to this Section 8.1(c), the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein; provided, that (i) if on such date, any of the conditions to the Closing set forth in Section 7.1(c) and Section 7.2(c) (to the extent related to a Requisite Regulatory Approval), shall not have been satisfied or waived on or prior to such date, but all other conditions set forth in

-79- Article VII shall have been satisfied or waived (or in the case of conditions that by their nature can only be satisfied at the Closing, shall then be capable of being satisfied if the Closing were to take place on such date), then the Termination Date shall be automatically extended for an additional three (3) months to the date that is eighteen (18) months after the date of this Agreement, and such date shall become the Termination Date for purposes of this Agreement; provided, further, that if on such extended date, any of the conditions to the Closing set forth in Section 7.1(c) and Section 7.2(c) (to the extent related to a Requisite Regulatory Approval), shall not have been satisfied or waived on or prior to such date, but all other conditions set forth in Article VII shall have been satisfied or waived (or in the case of conditions that by their nature can only be satisfied at the Closing, shall then be capable of being satisfied if the Closing were to take place on such date), then the Termination Date (as extended) shall be automatically extended for an additional three (3) months to the date that is twenty-one (21 months after the date of this Agreement, and such date shall become the Termination Date for purposes of this Agreement; and (ii) )if all the conditions set forth in Article VII are satisfied (or in the case of conditions that by their nature can only be satisfied at the Closing, shall then be capable of being satisfied if the Closing were to take place on such date) on a date that occurs on or prior to the Termination Date but the Closing would thereafter occur in accordance with Section 1.2 on a date (the “Specified Date" ) after the Termination Date, then the Termination Date shall automatically be extended to such Specified Date and the Specified Date shall become the Termination Date for all purposes of this Agreement; (d) by either Seller or Purchaser (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Crown Parties or the Company, including, for the avoidance of doubt, subject to Section 10.5 and the notice and cure period set forth in this Section 8.1(d), any failure by the Company or any of its Subsidiaries to take, or refrain from taking, any action or otherwise comply with any covenant, agreement or obligation that the Crown Parties are required under this Agreement to cause the Company or such Subsidiary to take, refrain from taking or comply with, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by Seller, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Purchaser, or Section 7.3, in the case of a termination by Seller, and which is not cured within forty-five (45) days following written notice to the Crown Parties, in the case of a termination by Purchaser, or Purchaser, in the case of a termination by the Crown Parties, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date); or (e) by the Crown Parties, if (i) Purchaser or the Board of Directors of Purchaser shall have made a Recommendation Change or (ii) Purchaser or the Board of Directors of Purchaser shall have breached its obligations under Section 6.3 in any material respect.

-80- 8.2. Effect of Termination. (a) In the event of termination of this Agreement by either Purchaser or the Crown Parties as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of the parties, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b) (Access to Information; Confidentiality), Section 6.14 (Public Announcements), this Section 8.2 and Article X shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement. (b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Purchaser Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Purchaser or shall have been made directly to Purchaser’s shareholders generally or any person shall have publicly announced (and not withdrawn at least two (2) Business Days prior to the Purchaser Meeting) a Purchaser Acquisition Proposal with respect to Purchaser and (A) (x) thereafter this Agreement is terminated by either Purchaser or Seller pursuant to Section 8.1(c) without the Requisite Purchaser Vote having been obtained (and all other conditions set forth in Sections 7.1 and 7.3 had been satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by Seller pursuant to Section 8.1(d) as the result of a willful breach by Purchaser of any provision of this Agreement, and (B) prior to the date that is twelve (12) months after the date of such termination, Purchaser enters into a definitive agreement or consummates a transaction with respect to a Purchaser Acquisition Proposal (whether or not the same Purchaser Acquisition Proposal as that referred to above), then Purchaser shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Seller (or its designee), by wire transfer of same day funds, a fee equal to $49,350,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b), all references in the definition of Purchaser Acquisition Proposal to “25%” shall instead refer to “50%”. (ii) In the event that this Agreement is terminated by the Crown Parties pursuant to Section 8.1(e), then Purchaser shall pay Seller (or its designee), by wire transfer of same day funds, the Termination Fee as promptly as reasonably practicable after the date of termination (and in any event, within three (3) Business Days thereafter). (c) Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall Purchaser be required to pay the Termination Fee more than once. (d) Each of Purchaser and the Crown Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if Purchaser fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, either of the Crown Parties commences a suit

-81- which results in a judgment against Purchaser for the Termination Fee or any portion thereof, Purchaser shall pay the costs and expenses of the applicable Crown Parties (including attorneys’ fees and expenses) in connection with such suit. In addition, if Purchaser fails to pay the amounts payable pursuant to this Section 8.2, then Purchaser shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full. ARTICLE IX INDEMNIFICATION 9.1. Survival of Representations, Warranties and Agreements. (a) None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for (i) the representations and warranties in Section 3.4, which shall survive until the expiration of the applicable statute of limitations, and (ii) those obligations, covenants and agreements contained herein, which by their terms apply in whole or in part after the Effective Time. (b) Each of Purchaser (on behalf of itself, its Affiliates (including, from and after the Closing, the Company and its Subsidiaries) and its and its Affiliates’ respective officers, directors, equity holders, employees, managers, agents and Representatives) (collectively, the “Purchaser Parties”) agrees that, to the fullest extent permitted by applicable Law, from and after the Closing, under no circumstances will the Crown Parties, any of their respective Affiliates or any of the Crown Parties’ or any of their respective Affiliates’ respective officers, directors, equity holders, employees, managers, agents and Representatives (collectively, the “Seller Parties”) have any liabilities or obligations, whether absolute, accrued, matured, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards or settlement liability (“Liabilities”) to any of the Purchaser Parties for any losses, damages, Taxes, penalties, liabilities, fines, costs and expenses (including reasonable attorney’s fees), incurred or suffered by an Indemnified Party (as defined below), in each case excluding the items set forth in Section 9.7 (“Losses”), relating to or arising from any actual or alleged breach of any representation or warranty (other than Section 3.4) or any covenant or agreement set forth in this Agreement to have been performed by its terms at or prior to the Closing (or any certificate delivered hereunder) or in connection with the transactions contemplated hereby, including by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations set forth in this Agreement, any certificate, instrument, opinion or other documents delivered hereunder, the subject matter of this Agreement or the ownership, operation, management, use or control of the Company and its Subsidiaries prior to the Closing (other than pursuant to clause (iii) of Section 9.2(a)), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law. From and after the Closing, Purchaser (on behalf of the Purchaser Parties) hereby waives, to the fullest extent permitted by Law, any and all rights, claims and causes of action against, and shall have

-82- no recourse of any kind to, the Seller Parties under any theory of law or equity, including under any control person liability theory, for any action or inaction of any of the Company and its Subsidiaries, or their respective officers, directors, equity holders, managers, employees, agents, or Representatives, in each case at or prior to the Closing. 9.2. Indemnification by Seller . (a) Subject to the provisions of this Article IX, effective as of and after the Closing, Seller shall indemnify and hold harmless the Purchaser Parties from and against any and all Losses incurred or suffered by any of the Purchaser Parties to the extent arising out of or resulting from (i) a breach of any representation or warranty of Seller, at and as of the Closing Date as though made at and as of such time, contained in Section 3.4, (ii) any breach of any covenant or agreement of the Crown Parties contained in this Agreement that is to be performed after the Closing, (iii) the matters set forth on Section 9.2 of the Seller Disclosure Schedule and (iv) any Transaction Expenses in excess of the Transaction Expense Cap that were not included within the Transaction Expense Amount as of Closing and therefore were not taken into account in the determination of the Cash Consideration payable on the Closing Date. (b) Notwithstanding anything to the contrary herein, the cumulative indemnification obligations of Seller under Section 9.2(a) shall in no event exceed, in aggregate, an amount equal to the Cash Consideration (the “Overall Cap”). 9.3. Indemnification by Purchaser. (a) Subject to the provisions of this Article IX, effective as of and after the Closing, Purchaser shall indemnify and hold harmless the Seller Parties from and against any and all Losses incurred or suffered by any of the Seller Parties to the extent arising out of or resulting from any breach of any covenant or agreement of Purchaser contained in this Agreement that is to be performed after the Closing, other than Section 6.22. (b) Notwithstanding anything to the contrary herein, the cumulative indemnification obligations of Purchaser under Section 9.3(a) shall in no event exceed, in aggregate, the Overall Cap. 9.4. Indemnification Procedures. (a) A person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly notify the party that may be liable for such indemnification (the “Indemnifying Party” ) in writing of any pending or threatened claim or demand asserted, or any other matter or circumstance that arises, that has given or could reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”); provided, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IX except to the extent the Indemnifying Party is materially prejudiced by such failure, it being agreed that any such notice must describe in reasonable detail the facts and circumstances with respect to the subject matter of such claim, demand, matter or circumstance, the provisions of this Agreement pursuant to

-83- which indemnification may be sought and an estimate of the Indemnified Party’s Losses which are, or are to be or may be, the subject of the claim. (b) Upon receipt of a notice of a Third Party Claim for indemnity from an Indemnified Party pursuant to Section 9.2 or Section 9.3, the Indemnifying Party will be entitled, by notice to the Indemnified Party delivered within thirty (30) Business Days of the receipt of notice of such Third Party Claim or such shorter period as set forth in the notice of a Third Party Claim as may be required by court proceeding in the event of a litigated matter, to assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party); provided, however, that an Indemnifying Party shall not have the right to assume and control the defense of any action (i) brought by, or on behalf of, a Governmental Authority having jurisdiction over the Indemnified Party, (ii) in which the imposition of an injunction that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates in any non de minimis manner or other nonmonetary relief is sought against the Indemnified Party or any of its Affiliates, (iii) in which the Indemnified Party has been provided a written legal opinion by reputable outside counsel advising that a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to the action, claim, suit or proceeding or (iv) in which the primary purpose of the action, claim, suit or proceeding is to seek an injunction or other equitable relief against any Indemnified Party. If the Indemnifying Party does not assume (or is not entitled to assume) the defense and control of any Third Party Claim pursuant to this Section 9.4(b), the Indemnified Party shall be entitled to assume and control such defense (it being understood that the Indemnified Party’s right to indemnification for a Third Party Claim shall not be adversely affected by the Indemnified Party’s assumption of the defense of such Third Party Claim), but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party assumes the defense and control of a Third Party Claim, the Indemnifying Party shall be entitled to select counsel, contractors and consultants at its expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party agrees to keep the Indemnified Party informed regarding the defense or settlement of such Third Party Claim and to consider in good faith any suggestions made by the Indemnified Party regarding the defense or settlement of such Third Party Claim. Purchaser or Seller, as the case may be, shall, and shall cause each of their Affiliates and Representatives to, reasonably cooperate with the Indemnifying Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any compromise or settlement of such Third Party Claim unless (i) the relief consists solely of monetary damages to be paid entirely by the Indemnifying Party (or a liability insurer thereof), (ii) the settlement includes no admission or finding of any violation of Law or admission of wrongdoing by the Indemnified Party and (iii) the settlement includes a provision whereby the plaintiff or claimant releases the Indemnified Parties from all liability with respect thereto. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any compromise or settlement of any action, claim, suit or proceeding effected without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if any action, claim, suit or proceeding is compromised or settled with the consent of the Indemnifying Party, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against

-84- any Liabilities or Losses by reason of such compromise or settlement, subject to the terms and conditions of this Article IX. (c) In the event that any Indemnified Party has or may have an indemnification claim against any Indemnifying Party under this Article IX that does not involve a Third Party Claim, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party indicating, with reasonable specificity, the nature of such claim, the basis therefor, the amount and calculation of the Losses for which the Indemnified Party is entitled to indemnification under this Article IX (and a good faith estimate of any such future Losses relating thereto), and the provision(s) of this Agreement in respect of which such Losses shall have occurred, and the Indemnified Party shall promptly deliver to the Indemnifying Party any information or documentation related to the foregoing reasonably requested by the Indemnifying Party. A failure by the Indemnified Party to give notice in a timely manner pursuant to this Section 9.4(b) shall not limit the obligations of the Indemnifying Party under this Article IX, except to the extent such Indemnifying Party is materially prejudiced thereby. If the Indemnifying Party disputes its liability with respect to such claim, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction set forth in Section 10.8. 9.5. Exclusive Remedy. Except for the parties’ right to seek and obtain any equitable relief pursuant to Section 10.11, Purchaser and the Crown Parties acknowledge and agree that, except in the case of fraud or with respect to claims under the other Transaction Documents (which shall be governed exclusively by such Transaction Documents, unless provided otherwise therein), following the Closing, the indemnification provisions of Sections 9.2 and 9.3 shall be the sole and exclusive remedies of the Crown Parties and Purchaser (and the Seller Parties and Purchaser Parties, respectively) for any Liabilities or Losses (including any Liabilities or Losses from claims for breach of contract (including for breach of any representation, warranty, covenant or agreement), warranty, tortious conduct (including negligence), under Law or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that any of them may at any time suffer or incur, or become subject to, as a result of or in connection with this Agreement, the Share Purchase or the other transactions contemplated hereby, including any breach of any representation or warranty in this Agreement by any party or any failure by any party to perform or comply with any covenant or agreement that, by its terms, was to have been performed, or complied with, under this Agreement. In furtherance of the foregoing, from and after the Closing, each of Purchaser, the Crown Parties, on behalf of themselves and the Purchaser Parties and Seller Parties, respectively, waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that they may have against the Crown Parties or any of the Seller Parties or Purchaser or any of the Purchaser Parties, as the case may be, as a result of or in connection with this Agreement, the Share Purchase or the other transactions contemplated by this Agreement, whether arising under or based upon breach of contract (including for breach of any representation, warranty, covenant or agreement), warranty, tortious conduct (including negligence), under Law or otherwise and whether predicated on common law, statute, strict liability, or otherwise. Without limiting the generality of the foregoing, each of Purchaser and the Crown Parties hereby irrevocably waives any right of rescission it may otherwise have or to which it may become entitled.

-85- 9.6. Insurance; Tax Benefits. In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment relating to facts giving rise to the right to indemnification pursuant to Section 9.2 or Section 9.3, as applicable, shall be deducted, except to the extent that the deduction itself would excuse, exclude or limit the coverage of all or part of such Loss, along with the amount of any Tax benefit actually realized in cash by the Indemnified Party or an Affiliate thereof in connection with such Loss in the taxable year in which such right arises or the next taxable year. Upon making any payment to the Indemnified Party for any indemnification claim pursuant to this Article IX, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party may have against any third parties with respect to the subject matter underlying such indemnification claim, and the Indemnified Party shall assign any such rights to the Indemnifying Party. 9.7. Limitation of Liability. In no event shall any Indemnifying Party have Liability to any Indemnified Party for, and Losses shall not be deemed to include, any consequential, special, incidental, exemplary, indirect, punitive or similar damages, or for any loss of future revenue, profits or income, or for any diminution in value damages measured as a multiple of earnings, revenue or any other performance metric, except for any such damages to the extent actually awarded and paid to a third party. ARTICLE X GENERAL PROVISIONS 10.1. Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Purchaser Vote; provided, however, that after the receipt of the Requisite Purchaser Vote, there may not be, without further approval of the shareholders of Purchaser any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed on behalf of each of the parties hereto. 10.2. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite Purchaser Vote, there may not be, without further approval of the shareholders of Purchaser, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

-86- 10.3. Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. 10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally, or if by e- mail transmission (with confirmation of receipt requested), (b) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if mailed by registered or certified mail (return receipt requested) or (c) on the first (1st) Business Day following the date of dispatch if delivered using a next-day service by a recognized next-day courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to Purchaser, to: The Bank of N.T. Butterfield & Son Limited 65 Front Street Hamilton, HM 12 Bermuda Attention: Michael Schrum, President and Group Chief Financial Officer E-mail: [redacted] With a copy (which shall not constitute notice) to: Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Mitchell S. Eitel E-mail: [***] and (b) if to any of the Crown Parties to: Canadian Imperial Bank of Commerce 81 Bay Street, 20th Floor Toronto, Ontario M5J 0E7 Canada Attention: Sandra Iacobelli, Senior Vice President and Co-General Counsel (Canada) E-mail: [***]

-87- With a copy (which shall not constitute notice) to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attention: Richard K. Kim and Brandon C. Price E-mail: [***] 10.5. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. References to “Bermuda Dollars,” “Bermuda Dollar,” “BD$” and “BMD” shall mean the lawful currency of Bermuda references to “USD,” “US$,” “dollars” and “$” shall mean U.S. dollars. As used in this Agreement, the word “knowledge” of Seller means the actual knowledge of any of the individuals listed on Section 10.5 of the Seller Disclosure Schedule, and the “knowledge” of Purchaser means the actual knowledge of any of the officers of Purchaser listed on Section 10.5 of the Purchaser Disclosure Schedule. As used herein, (a) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature, (b) an “Affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (c) the term “made available” means any document or other information that was (i) provided by one party or its Representatives to the other party and its Representatives at least one (1) day prior to the date hereof, (ii) included in the virtual data room of a party at least one (1) day prior to the date hereof or (iii) filed by Purchaser with the Securities Exchange Commission (the “SEC”) and publicly available on EDGAR at least one (1) day prior to the date hereof, (d) the “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Share Purchase. The Seller Disclosure Schedule and the Purchaser Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Nothing contained herein shall require any party or person to take any action in violation of applicable Law, (e) “Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions in New York, New York or Bermuda are authorized or required by Law to close and (f) a “Representative” means a person’s officers, directors, employees, stockholders, shareholders, members, partners, advisors, agents and representatives. Notwithstanding anything to the contrary contained in this Agreement, any failure by the Company or any of its Subsidiaries to take, or refrain from taking, any action, comply with any covenant, agreement or obligation, or deliver any certificate, document or other item, in each case that the Crown Parties are required under this Agreement to cause the Company or such

-88- Subsidiary to take, refrain from taking, comply with or deliver, shall be deemed a breach of this Agreement by the Crown Parties, whether or not the Crown Parties used reasonable best efforts or any other efforts to cause the same; provided that Purchaser shall have provided written notice to Sellers of such failure by the Company and such failure remains uncured for five (5) Business Days following such notice or by its nature or timing cannot be cured during such period. 10.6. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. 10.7. Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. 10.8. Governing Law; Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to any applicable conflicts of law principles that would cause the application of any law other than the laws of the State of New York. (b) Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.4. Each of the parties hereto agrees that a final judgment in any lawsuit, action or other proceeding arising out of or relating to this Agreement brought in the Chosen Courts shall be conclusive and binding upon each of the parties hereto and may be enforced in any other courts the jurisdiction of which each of the parties is or may be subject, by suit upon such judgment. 10.9. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

-89- REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9. 10.10. Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.9, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. 10.11. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including Purchaser and the Crown Parties’ respective obligations to consummate the Share Purchase), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief. 10.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

-90- 10.13. Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Regulatory Agency or Governmental Authority by any party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply. 10.14. Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense. [Signature Page Follows]

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, each party has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written. THE BANK OF N.T. BUTTERFIELD & SON LIMITED By: /s/ Michael Collins Name: Michael Collins Title: Chairman and Chief Executive Officer CANADIAN IMPERIAL BANK OF COMMERCE By: /s/ John Golding Name: John Golding Title: Senior Vice President, Enterprise Strategy & Corporate Development By: /s/Sandra Iacobelli Name: Sandra Iacobelli Title: Senior Vice President Co-General Counsel (Canada) CIBC INVESTMENTS (CAYMAN) LIMITED By: /s/Patricia Golsteyn Name: Patricia Golsteyn Title: Director By: /s/Scott Sparks Name: Scott Sparks Title: Director

ANNEX A Antigua and Barbuda, St. Lucia, St. Kitts & Nevis 1. Prior approval from the Eastern Caribbean Central Bank in respect of the change of the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Barbados) Limited in respect of each ECCU jurisdiction. Bahamas 2. Prior approval from the Central Bank of The Bahamas and The Securities Commission of The Bahamas in respect of the change of the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Bahamas) Limited. 3. Prior approval from the Central Bank of The Bahamas and The Securities Commission of The Bahamas in respect of the change of the ultimate beneficial controlling shareholder of CIBC Caribbean Trust Company (Bahamas) Limited. 4. Prior approval from the Bahamas Investment Authority for approval of Baron as a non- Bahamian to invest in the domestic economy of The Bahamas by its purchase of the Holdco Shares. Barbados 1. Significant interest approval from the Central Bank of Barbados and the Financial Services Commission in respect of the change of the ultimate beneficial controlling shareholder of the Company. 2. Approval from the Central Bank of Barbados and the Financial Services Commission in respect of the change of the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Barbados) Limited and CIBC Caribbean Wealth Management Bank (Barbados) Limited. Bermuda 3. Prior approval from the Bermuda Monetary Authority (the "BMA") for the establishment by Baron of a branch or subsidiary outside of Bermuda. 4. Approval of the Bermuda Stock Exchange to the issuance and listing of the Share Consideration. 5. Prior approval or ‘no objection’ from the BMA to the notification by Crown, as proposed shareholder controller of Baron. British Virgin Islands

-2- 6. Approval from the BVI Financial Services Commission in respect of the change of the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Cayman) Limited. Cayman Islands 7. Approval of Baron as a fit and proper person from the Cayman Islands Monetary Authority in respect of the change in the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Cayman) Limited and CIBC Caribbean Bank and Trust Company (Cayman) Limited. Jamaica 8. Prior approval from the Bank of Jamaica in respect of the change in the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Jamaica) Limited. Trinidad & Tobago 9. Approval from the Central Bank of Trinidad & Tobago in respect of the change in the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Trinidad and Tobago) Limited. Turks & Caicos Islands 10. Approval from the Turks and Caicos Islands Financial Services Commission in respect of the change in the ultimate beneficial controlling shareholder of CIBC Caribbean Bank (Bahamas) Limited.

EXHIBIT A Form of Shareholder Agreement